Exhibit 10.55

AGREEMENT

between

Bell Atlantic — New Jersey, Inc.

and

Sprint Communications Company L.P.

Effective Date: May 15, 1998

33.	Selection of Telephone Exchange Service Provider	43
34.	Service Standards	43
35.	Severability	44
36.	Subcontracting	44
37.	Survival of Obligations	45
38.	Taxes	45
39.	Third-Party Beneficiaries	48
40.	Warranties	49

PART II: BA OFFERED SERVICES AND RELATED MATTERS		50

41.	BA Offered Services	50
42.	Charges	50
43.	Changes in BA Offered Services	50
44.	Customer Contact	51
45.	BA Resale Services	52
46.	BA Unbundled Network Elements	56
47.	Support Functions	56
48.	Directory Listings	60
49.	Information	63
50.	Ordering Processes	64
51.	Testing	64

PART III: SPRINT OFFERED SERVICES AND RELATED MATTERS		66

52.	Sprint Offered Services	66
53.	Charges for Sprint Offered Services	66
54.	Changes in Sprint Offered Services	66
55.	Customer Contact	67
56.	Sprint Resale Services	68
57.	Support Functions	71

PART IV: ATTACHMENTS

Attachment 1	Price Schedule
Attachment 2	Network Elements
Attachment 3	Collocation
Attachment 4	Provisioning and Ordering
Attachment 5	Maintenance
Attachment 6	Billing
Attachment 7	Provision of Recorded Usage Data
Attachment 8	Number Portability
Attachment 9	Security Requirements
Attachment 10	Acronyms
Attachment 11	Definitions
Attachment 12	Performance Reports
Attachment 13	Bona Fide Request

Attachment 14	Technical References
Attachment 15	Network Interconnection
Attachment 16	Customer Premises Visit Status Card
Attachment 17	[Reserved]
Attachment 18	Poles, Ducts, Conduits and Rights of Way

AGREEMENT

PREFACE

          This Agreement, which shall become effective as of the 15th day of May, 1998 (“Effective Date”), is entered into by and between Sprint Communications Company L.P., a Delaware limited partnership, having an office at 8140 Ward Parkway, Kansas City, Missouri, 64114 (“Sprint”), and Bell Atlantic—New Jersey, Inc., a New Jersey corporation, having an office at 540 Broad Street, Newark, New Jersey, 07101 (“BA”).

RECITALS

                    WHEREAS, on February 8, 1996, the Communications Act of 1934, 47 U.S.C. § 151, et seq., (the “Act”) was amended by the Telecommunications Act of 1996; and

                    WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

                    WHEREAS, the Parties are Telecommunications Carriers; and

                    WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Incumbent Local Exchange Carriers; and

                    WHEREAS, BA, within the area served by it on the date of enactment of the Telecommunications Act of 1996, is an Incumbent Local Exchange Carrier; and

                    WHEREAS, BA is willing to provide Network Interconnection, unbundled Network Elements, Telecommunications Services for resale, and other BA Offered Services, to Sprint, on the terms and subject to the conditions of this Agreement; and

                    WHEREAS, Sprint is willing to provide Network Interconnection, Telecommunications Services for resale, and other Sprint Offered Services, to BA, on the terms and subject to the conditions of this Agreement; and

                    WHEREAS, the Parties have arrived at this Agreement pursuant to the Act;

                    NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, and intending to be legally bound by this Agreement, the Parties hereby covenant and agree as follows:

PART I

GENERAL TERMS AND CONDITIONS

1.     Definitions and Acronyms

1.1 For purposes of the Principal Document, certain terms have been defined in Attachment 11 or elsewhere in the Principal Document. These terms will have the meanings stated in the Principal Document, which may differ from, or be in addition to, the normal definition of the defined word. A defined word intended to convey the meaning stated in the Principal Document is capitalized when used. Other terms that are capitalized, and not defined in the Principal Document, shall have the meaning stated in the Act.

1.2 Unless the context clearly indicates otherwise, any defined term which is defined or used in the singular shall include the plural, and any defined term which is defined or used in the plural shall include the singular.

1.3 The words “shall” and “will” are used interchangeably throughout the Principal Document and the use of either indicates a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party.

1.4 For convenience of reference only, Attachment 10 provides a list of acronyms used in the Principal Document.

2.     The Agreement

2.1 This Agreement sets forth the terms, conditions and pricing under which BA agrees to offer and provide BA Offered Services to Sprint, including, but not limited to: (a) Interconnection of BA’s network to the network of Sprint and reciprocal compensation for transport and termination of Telecommunications; (b) unbundled Network Elements; and, (c) BA Resale Services. This Agreement also sets forth the terms, conditions and pricing under which Sprint agrees to offer and provide Sprint Offered Services to BA, including, but not limited to: (a) Interconnection of Sprint’s network to the network of BA and reciprocal compensation for transport and termination of Telecommunications; and, (b) Sprint Resale Services. As such, this Agreement is an integrated package that reflects a balancing of interests critical to the Parties.

2.2 This Agreement includes:

          (a) Pages 1 through 63 of this document (including, the title page, Table of Contents, Preface, Recitals, Sections 1 through 57, and the signature page);

          (b) The Attachments listed in this document (“Attachments”);

          (c) As to Offered Services of a Party, the Tariffs of that Party applicable to such Offered Services (which Tariffs are incorporated into this Agreement by reference and made a part hereof); provided, that references to the “Agreement” in Section 31 of this Agreement shall not be deemed to include a Party’s Tariffs; and

          (d) A Party’s Order which has been accepted by the other Party (including, but not limited to, any Order which includes a commitment to purchase a stated number or minimum number of lines or other Offered Services, or a commitment to purchase lines or other Offered Services for a stated period or minimum period of time). The form of an Order shall be (i) as specified in this Agreement, or (ii) as agreed in a written document signed by the Parties (including, but not limited to, a written Order signed by the Parties).

2.3 Conflicts among terms in Pages 1 through 63 of this document, the Attachments, the Tariffs, and an Order, shall be resolved in accordance with the following order of precedence, where the document identified in subsection “(a)” shall have the highest precedence: (a) Pages 1 through 63 of this document; (b) the Attachments; (c) the Tariffs; and, (d) an Order. The fact that a term appears in the Principal Document but not in a Tariff, or in a Tariff but not in the Principal Document, shall not be interpreted as, or deemed grounds for finding, a conflict for the purposes of this Section 2.3.

2.4 This Agreement (including Pages 1 through 63 of this document, the Attachments, the Tariffs, and Orders placed by one Party and accepted by the other Party), constitutes the entire agreement among the Parties on the subject matter hereof, and supersedes any prior or contemporaneous agreement, understanding, or representation on the subject matter hereof. Except as otherwise provided in the Principal Document, the terms in the Principal Document may not be waived or modified except by a written document which is signed by the Parties. Except as otherwise provided in this Agreement, Sprint shall have the right to add, modify or withdraw a Sprint Tariff at any time without the consent of BA. Except as otherwise provided in this Agreement, BA shall have the right to add, modify or withdraw a BA Tariff at any time without the consent of Sprint.

2.5 A failure or delay of either Party to enforce any of the provisions of this Agreement, or any right or remedy available under this Agreement or at law or in equity, or to require performance of any of the provisions of this Agreement, or to exercise any option provided under this Agreement, shall in no way be construed to be a waiver of such provisions, rights, remedies or options.

3.     Offered Services

3.1 Sprint may, from time-to-time, during the term of this Agreement, order BA Offered Services from BA.

3.2 BA may, from time-to-time, during the term of this Agreement, order Sprint Offered Services from Sprint.

3.3 An Offered Service shall be ordered by a Purchasing Party in accordance with the procedures established in or pursuant to this Agreement, including, but not limited to, the procedures established in or pursuant to Attachment 4, “Provisioning and Ordering”.

3.4 Upon receipt and acceptance by a Providing Party of an Order for an Offered Service from the Purchasing Party, the Providing Party shall provide, and the Purchasing Party shall subscribe to, use and pay for, the Offered Service, in accordance with this Agreement.

4.     Prices

4.1 A Purchasing Party shall pay for Offered Services at the prices stated in this Agreement. Subject to and consistent with the provisions of Section 38, in addition to these prices, a Purchasing Party shall also pay, or collect and remit, any applicable governmentally imposed taxes, fees, duties and surcharges, or provide evidence of exemption from such governmentally imposed taxes, fees, duties and surcharges.

4.2 If, prior to establishment of any Offered Service, the Purchasing Party cancels or changes its Order for the Offered Service, the Purchasing Party shall reimburse the Providing Party for the costs associated with such cancellation or changes as required by this Agreement (including any applicable Tariffs of the Providing Party).

5.     Billing and Payment

5.1 Except as otherwise permitted or required by a Providing Party’s Tariffs, or as otherwise expressly agreed in writing by the Parties, a Providing Party shall render bills to the Purchasing Party monthly. Except as otherwise expressly agreed in writing by the Parties, the bills shall be in the standard form for bills that the Providing Party renders to Telecommunications Carriers similarly situated to the Purchasing Party.

5.2 A Purchasing Party shall pay the Providing Party’s bills in immediately available U.S. funds. Payments shall be transmitted by electronic funds transfer.

5.3 Payment of charges for Offered Services shall be due by the due date stated on the Providing Party’s bills. Except as otherwise agreed in writing by the Parties, the due date shall not be sooner than twenty (20) days after the date the bill is received by the Purchasing Party.

5.4 Charges which are not paid by the due date stated on the Providing Party’s bill shall be subject to a late payment charge. The late payment charge shall be in the amount provided in the Providing Party’s applicable Tariffs; provided, that in the absence of an applicable Tariff late payment charge, the late payment charge shall be in an amount specified by the Providing Party, which shall not exceed a rate of one and one-half percent (1.5%) of the over-due amount (including any unpaid, previously billed late payment charges) per month.

5.5 Although it is the intent of each Party as a Providing Party to submit timely and accurate bills, failure by a Providing Party to present bills to a Purchasing Party in a timely or accurate manner shall not constitute a breach or default of this Agreement, or a waiver of a right of payment of the incurred charges, by the Providing Party. Subject to the requirements of Attachment 7, if a bill for charges is submitted within one (1) year after the charges are incurred, or, for charges due under a “True-up” under Attachment 6, within the time allowed for submission of a bill for such “True-up” charges, the Purchasing Party shall not be entitled to dispute the charges based on the Providing Party’s failure to submit a bill for them in a timely fashion.

6.     Term and Termination

6.1 This Agreement shall become effective as of the Effective Date stated above and, except as otherwise provided in this Agreement, shall remain in effect through April 30, 2000. After April 30, 2000, this Agreement shall continue in force and effect unless and until terminated as provided in this Agreement. At any time after the expiration of the initial term on April 30, 2000, either Party may terminate this Agreement by providing written notice of termination to the other Party, such written notice to be provided at least ninety (90) days in advance of the date of termination.

6.2 Neither Party will provide Offered Services under this Agreement until the Agreement is approved by the Commission and other applicable governmental entities in accordance with Applicable Law.

6.3 Following the termination of this Agreement pursuant to Section 6.1, this Agreement, as amended from time to time, shall remain in effect as to any Termination Date Offered Service for the remainder of the Contract Period applicable to such Termination Date Offered Service at the time of the termination of this Agreement. If a Termination Date Offered Service is terminated prior to the expiration of the Contract Period applicable to such Termination Date Offered Service, the Purchasing Party shall pay any termination charge provided for in this Agreement. Following expiration of the applicable Contract Period for a Termination Date Offered Service, the Termination Date Offered Service, until terminated, shall be subject to any applicable new agreement executed by the Parties, or, to the extent such Termination Date Offered Service is not covered by a new agreement executed by the Parties, to either (a) the Providing Party’s statement of generally available terms under Section 252(f) of the Act, that has been approved and made generally effective by the Commission, or (b) the Providing Party’s Tariff terms and conditions generally available to Local Exchange Carriers, as elected by the Purchasing Party.

6.4 For Offered Services being provided under this Agreement at the time of termination of this Agreement, if application of the Providing Party’s statement of generally available terms under Section 252(f) of the Act or the Providing Party’s Tariff terms and conditions to the Offered Services requires the non-terminating Party to physically rearrange facilities or incur programming expense, the non-terminating Party shall be entitled to recover such rearrangement and/or programming expense from the terminating Party.

6.5 Each Party recognizes that the Offered Services being provided under this Agreement at the time of termination of this Agreement will need to be continued without interruption following termination of this Agreement, and that upon the termination of this Agreement, either Party may itself provide or retain another vendor to provide comparable services. Each Party agrees to cooperate in an orderly and efficient transition to the other Party or another vendor such that the level and quality of the services are not degraded, and to exercise reasonable efforts to effect an orderly and efficient transition.

6.6 Either Party may terminate any Offered Service provided under this Agreement upon thirty (30) days prior written notice to the other Party, unless a different notice period or different conditions are specified in this Agreement (including, but not limited to, in an applicable Tariff or Order for the Offered Service) for termination of such Offered Service, in which event such specified period and/or conditions shall apply. Upon termination of an Offered Service, the Purchasing Party shall pay any applicable termination charges specified in this Agreement.

7.	Assignment and Delegation

7.1 Neither Party may assign any of its rights under this Agreement (except a right to moneys due or to become due) or delegate any of its obligations under this Agreement, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Any assignment or delegation in contravention of the foregoing shall be void and unenforceable.

7.2 Any assignment of a right to moneys shall be void and unenforceable to the extent (a) the assignor Party shall not have given the non-assigning Party at least thirty (30) days prior written notice of such assignment, or (b) such assignment attempts to impose upon the non-assigning Party obligations to the assignee additional to the payment of such moneys or to preclude the non-assigning Party from dealing solely and directly with the assignor Party in all matters pertaining to this Agreement, including, but not limited to, the negotiation of amendments or settlements of amounts due.

7.3 Notwithstanding Sections 7.1 and 7.2, BA may assign its rights and delegate its obligations under this Agreement without the consent of Sprint to any wholly owned subsidiary of the ultimate parent entity of BA, provided that the performance of any such assignee/delegee is guaranteed by BA.

7.4 Notwithstanding Sections 7.1 and 7.2, Sprint may assign its rights and delegate its obligations under this Agreement without the consent of BA to any wholly owned subsidiary of the ultimate parent entity of Sprint, provided that the performance of any such assignee/delegee is guaranteed by Sprint.

7.5 A change in ownership or control of the stock of a Party shall not constitute an assignment for the purposes of this Section 7.

8.	Audits and Inspections

8.1 Except as may be otherwise specifically provided in this Agreement, either Party (“Auditing Party”) may audit the other Party’s (“Audited Party”) books, records and documents for the purpose of evaluating the accuracy of the Audited Party’s bills. Such audits may be performed once in each Calendar Year; provided, that audits may be conducted more frequently (but no more frequently than once in each Calendar Quarter) if the immediately prior audit found previously uncorrected net inaccuracies in billing in favor of the Audited Party having an aggregate value of at least the greater of (a) $1,000,000 or (b) two percent (2%) of the amounts payable by the Auditing Party for Offered Services provided by the Audited Party during the period covered by the audit.

8.2 The Auditing Party may employ other persons or firms to conduct the audit. The audit shall take place at a time and place agreed on by the Parties; provided, that the Auditing Party may require that the audit commence no later than sixty (60) days after the Auditing Party has given notice of the audit to the Audited Party.

8.3 The Audited Party shall promptly correct any billing error that is revealed in an audit, including back-billing of any underpayments and making a refund, in the form of a billing credit, of any over-payments. Such back-billing and refund shall appear on the Audited Party’s bill no later than the bill for the third full billing cycle after the Parties have agreed upon the accuracy of the audit results.

8.4 Each Party shall cooperate fully in any such audit, providing reasonable access to any and all employees, books, records and documents, reasonably necessary to assess the accuracy of the Audited Party’s bills.

8.5 Audits shall be performed at the Auditing Party’s expense, provided that there shall be no charge for reasonable access to the Audited Party’s employees, books, records and documents, necessary to assess the accuracy of the Audited Party’s bills.

8.6 Books, records, documents, and other information, disclosed by the Audited Party to the Auditing Party or the Auditing Party’s employees, Agents or contractors, shall be deemed to be “Confidential Information” of the Audited Party under Section 11, “Confidential Information”, and subject to the provisions of Section 11 with regard to “Confidential Information”.

Notwithstanding the preceding sentence and Section 11, Audit Information may be used and disclosed by the Auditing Party to enforce the Auditing Party’s rights under Applicable Law and this Agreement.

8.7 Should the Parties conduct audits in connection with this Agreement other than the audits described in Sections 8.1, 13.2 and 20.6.1, the Parties may, by written agreement, elect to conduct such audits in accordance with Sections 8.2, 8.4, 8.5 and 8.6.

9.	Branding

9.1.1 In providing BA Offered Services to Sprint, BA shall have the right, but not the obligation, to continue to identify Existing BA Offered Services with Bell Atlantic trade names, trade marks and service marks, to the same extent that comparable contacts and interfaces between BA and its own retail end-user Customers Currently bear such trade names, trademarks, or service marks. Any such identification shall not be considered a license of such trade names, trademarks, or service marks, to Sprint, and Sprint may not use such trade names, trademarks, or service marks, in any manner other than as expressly described in this Agreement without the express prior written permission of BA.

9.1.2 The Parties acknowledge that they have not reached agreement with regard to BA’s rights: (a) to identify New BA Offered Services with Bell Atlantic trade names, trade marks and service marks; or, (b) to change the Current trade name, trade mark or service mark identification of Existing BA Offered Services. In the event of a dispute between the Parties with regard to such rights, either Party may request the Commission or another governmental entity of appropriate jurisdiction to resolve such dispute.

9.2 If, on the Effective Date, an Existing BA Offered Service does not disclose a trade name, trade mark or service mark as a part of the operation of the Existing BA Offered Service and BA, after the Effective Date, decides to modify the Existing BA Offered Service so that it does disclose a trade name, trade mark or service mark as a part of the operation of the Existing BA Offered Service (for instance, when the Existing BA Offered Service is used, the Customer receives the recorded announcement, “Thank you for using Bell Atlantic”), BA will notify Sprint of the proposed modification at least thirty (30) days prior to the date on which the modification is implemented. If a New BA Offered Service will disclose a trade name, trade mark or service mark as a part of the operation of the New BA Offered Service, BA, when providing notice of the New BA Offered Service pursuant to Section 43, will indicate that the New BA Offered Service will disclose a trade name, trade mark or service mark as a part of the operation of the New BA Offered Service.

9.3 As used in Sections 9.1 and 9.2: (a) “Existing BA Offered Services” means any BA Offered Services first offered for sale to any person on or before the Effective Date; (b) “New BA Offered Services” means any BA Offered Services first offered for sale to any person after the Effective Date; and, (c) “Current(ly)” means on the Effective Date.

9.4 When BA technicians (including BA contractor technicians) have contact with a Customer during a premise visit on behalf of Sprint, the BA technicians shall identify themselves as BA employees (or BA contractor employees) performing services on behalf of Sprint. When a BA technician leaves a status card during a premise visit on behalf of Sprint, the card will be a standard card used for all other local service providers’ Customers, will be in substantially the form set forth in Attachment 16, and will include the name and telephone number of each local service provider that elects to be listed on the card and agrees to compensate BA for that provider’s share of BA’s cost of printing and distributing the card. The BA technicians shall not leave any promotional or marketing literature for or otherwise market BA Telecommunications Services to the Sprint Customer during a premise visit on behalf of Sprint. Notwithstanding the foregoing, nothing in this Section 9.4 shall prevent a BA technician (or a BA contractor technician) from providing a Customer, if the Customer inquires about a BA service, a telephone number for BA’s customer service or sales department.

10.	Compliance with Applicable Law

10.1 Each Party shall comply at its own expense with all Applicable Law that relates to: (a) its obligations under or activities in connection with this Agreement; and, (b) its activities undertaken at, in connection with, or relating to, Work Locations.

10.2 Except as stated in Section 10.3, each Party (“Indemnifying Party”) shall indemnify, defend and save harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any Claims, to the extent such Claims arise out of or result from the failure of the Indemnifying Party or the Indemnifying Party’s Affiliates, employees, Agents, or contractors, to comply with Applicable Law in connection with this Agreement.

10.3 Section 10.2 shall not apply to Claims by a Customer of an Indemnified Party, or other third party, arising out of or in connection with a failure to install, restore, provide or terminate an Indemnifying Party Offered Service, or from any mistake, omission, interruption, delay, error, defect, fault, failure, or deficiency, in an Indemnifying Party Offered Service.

11.	Confidential Information

11.1 For the purposes of this Section 11, “Confidential Information” means the following information disclosed by one Party (“Discloser”) to the other Party (“Recipient”) in connection with this Agreement:

(a) Books, records, documents and other information disclosed in an audit pursuant to Section 8 or Section 13.2;

(b) Information provided by BA to Sprint pursuant to Section 34.2;

(c) Forecasting information provided pursuant to Attachment 15, Section 8;

(d) Customer Information related to a Customer of the Discloser which is disclosed to the Recipient through the Recipient’s access to Operations Support Systems or Operations Support Systems functions of the Discloser (except to the extent that the Customer to whom the Customer Information is related, in the manner required by Applicable Law, has given the Recipient permission to use and/or disclose the Customer Information); and

(e) Any other information which is identified by the Discloser as Confidential Information in accordance with Section 11.2.

11.2 All information which is to be treated as Confidential Information under Section 11.1(e) shall:

(a) if in written, graphic, electromagnetic, or other tangible form, be marked as “Confidential Information” or “Proprietary Information”; and

(b) if oral, (i) be identified by the Discloser at the time of disclosure to be “Confidential Information” or “Proprietary Information”, and (ii) be set forth in a written summary which identifies the information as “Confidential Information” or “Proprietary Information” and is delivered by the Discloser to the Recipient within ten (10) days after the oral disclosure.

Each Party shall have the right to correct an inadvertent failure to identify information as Confidential Information pursuant to Section 11.1(e) by giving written notification within thirty (30) days after the information is disclosed. The Recipient shall, from that time forward, treat such information as Confidential Information.

Notwithstanding any other provision of this Agreement, a Party shall have the right to refuse to accept receipt of information which the other Party has identified as Confidential Information pursuant to Section 11.1(e).

11.3 In addition to any requirements imposed by Applicable Law, including, but not limited to, 47 U.S.C. § 222, for a period of five years from the receipt of Confidential Information from the Discloser, except as otherwise specified in this Agreement, the Recipient agrees:

          (a) to use the Confidential Information only for the purpose of performing under this Agreement;

          (b) using the same degree of care that it uses with similar confidential information of its own, to hold the Confidential Information in confidence and to restrict disclosure of the Confidential Information to the Recipient, the Recipient’s Affiliates, and the directors, officers, employees, Agents and contractors, of the Recipient and the Recipient’s Affiliates, having a need to know the Confidential Information for the purpose of performing under this Agreement.

11.4 If the Recipient wishes to disclose the Discloser’s Confidential Information to a third party Agent or contractor, the Agent or contractor must have executed a written agreement of non-disclosure and non-use comparable in scope to the terms of this Section 11.

11.5 The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All such copies shall bear the same copyright and proprietary rights notices as are contained on the original.

11.6 The Recipient shall return or destroy all Confidential Information in tangible form, including any copies made by the Recipient, within thirty (30) days after a written request by the Discloser is delivered to the Recipient, except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement. If the Recipient loses or makes an unauthorized disclosure of the Discloser’s Confidential Information, it shall notify the Discloser immediately and use reasonable efforts to retrieve the lost or improperly disclosed information.

11.7 The requirements of this Section 11 shall not apply to Confidential Information:

          (a) which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser;

          (b) after it becomes publicly known or available through no breach of this Agreement by the Recipient, the Recipient’s Affiliates, or the directors, officers, employees, Agents, or contractors, of the Recipient or the Recipient’s Affiliates;

          (c) after it is rightfully acquired by the Recipient free of restrictions on its disclosure;

          (d) after it is independently developed by the Recipient; or

          (e) to the extent the disclosure is required by Applicable Law, a court, or governmental agency; provided, the Discloser has been notified of the required disclosure promptly after the Recipient becomes aware of the required disclosure, the Recipient undertakes reasonable lawful measures to avoid disclosing the Confidential Information until the Discloser has had reasonable time to seek a protective order, and the Recipient complies with any protective order that covers the Confidential Information to be disclosed.

11.8 Each Party’s obligations to safeguard Confidential Information disclosed prior to expiration, cancellation or termination of this Agreement shall survive such expiration, cancellation or termination.

11.9 Confidential Information shall remain the property of the Discloser, and the Discloser shall retain all of the Discloser’s right, title and interest in any Confidential Information disclosed by the Discloser to the Recipient. Except as otherwise expressly provided elsewhere in this Agreement, no license is granted by this Agreement with respect to any Confidential Information (including, but not limited to, under any patent, trademark, or copyright), nor is any such license to be implied, solely by virtue of the disclosure of any Confidential Information.

11.10 Each Party agrees that the Discloser would be irreparably injured by a breach of this Section 11 by the Recipient, the Recipient’s Affiliates, or the directors, officers, employees, Agents or contractors of the Recipient or the Recipient’s Affiliates, and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 11. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 11, but shall be in addition to any other remedies available under this Agreement or at law or in equity.

11.11 The provisions of this Section 11 shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by a Party of any right with regard to protection of the confidentiality of information of the Party or its Customers provided by Applicable Law. In the event of a conflict between a provision of this Section 11 and a provision of Applicable Law, the provision of Applicable Law shall prevail.

12.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

13.	Customer Information

13.1 Without in any way limiting Section 10.1, each Party shall comply with all Applicable Law with regard to Customer Information, including, but not limited to, 47 U.S.C. § 222. An

Accessing Party shall not access (including, but not limited to, through electronic interfaces and gateways provided pursuant to this Agreement), use or disclose Customer Information made available by the other Party pursuant to this Agreement unless the Accessing Party has obtained any Customer authorization required by Applicable Law for such access, use and/or disclosure. By accessing, using or disclosing Customer Information made available by the other Party pursuant to this Agreement, an Accessing Party represents and warrants that the Accessing Party has obtained any Customer authorization required by Applicable Law for such access, use or disclosure. In the event that a dispute or question arises as to the propriety of an Accessing Party’s access to, or use or disclosure of, Customer Information, the Accessing Party shall upon request by the other Party provide proof of any Customer authorization required by Applicable Law for access to, or use or disclosure of, Customer Information made available by the other Party pursuant to this Agreement (including, copies of any written authorization). Without limiting the foregoing provisions of this Section 13.1, where required by 47 U.S.C. § 222, or other provision of Applicable Law, a Party shall obtain a signed letter of authorization from the applicable end user in order to obtain Customer Information from the other Party.

13.2 Each Party (“Auditing Party”) shall have the right to audit the other Party (“Audited Party”), to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party’s access to, and use and disclosure of, Customer Information which is made available by the Auditing Party to the Audited Party pursuant to this Agreement. Any audit conducted under this Section 13.2 shall be conducted in accordance with Section 8, “Audits and Inspections”. Except as stated in the next sentence, any information disclosed by the Audited Party to the Auditing Party, the Auditing Party’s Affiliates, or the directors, officers, employees, Agents or contractors of the Auditing Party or the Auditing Party’s Affiliates, in an audit conducted under this Section 13.2 (“Audit Information”) shall be considered to be “Confidential Information” of the Audited Party under Section 11, “Confidential Information”. Notwithstanding the preceding sentence and Sections 8.6 and 11, Audit Information may be used and disclosed by the Auditing Party for the purposes of performance of this Agreement, of ascertaining whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party’s access to, and use and disclosure of, Customer Information which is made available by the Auditing Party to the

Audited Party pursuant to this Agreement, and enforcing Applicable Law and this Agreement and the Auditing Party’s rights under Applicable Law and this Agreement.

13.3 To the extent permitted by Applicable Law, each Party (“Auditing Party”) shall have the right to monitor the access of the other Party (“Audited Party”) to Customer Information which is made available by the Auditing Party to the Audited Party pursuant to this Agreement, to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party’s access to, and use and disclosure of, such Customer Information. To the extent permitted by Applicable Law, the foregoing right shall include, but not be limited to, the right to electronically monitor the Audited Party’s access to and use of Customer Information which is made available by the Auditing Party to the Audited Party pursuant to this Agreement through electronic interfaces or gateways, to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party’s access to, and use and disclosure of, such Customer Information. An Auditing Party may use and disclose information obtained pursuant to this Section 13.3, but only for the purposes of performance of this Agreement, ascertaining whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party’s access to, and use and disclosure of, Customer Information which is made available by the Auditing Party to the Audited Party pursuant to this Agreement, and enforcing Applicable Law and this Agreement and the Auditing Party’s rights under Applicable Law and this Agreement.

14.	Default

14.1.1 If a Party (“Breaching Party”) materially breaches a material provision of this Agreement (other than an obligation to make payment of any amount billed under this Agreement), and such breach continues for more than thirty (30) days after written notice thereof from the other Party (“Injured Party”), then, except as provided in Section 14.1.2 or as otherwise required by Applicable Law, the Injured Party shall have the right, upon notice to the Breaching Party, to terminate or suspend this Agreement and/or the provision of Offered Services.

14.1.2 If a good faith dispute arises between the Parties as to whether the Breaching Party has materially breached a material provision of this Agreement (other than an obligation to make payment of any amount billed under this Agreement), the alleged breach shall not constitute cause for termination or suspension of this Agreement or the provision of Offered Services, if: (a) within thirty (30) days of the date that the Injured Party gives the Breaching Party written notice of such alleged breach, the Breaching Party gives the Injured Party written notice of the dispute stating the basis of the dispute and initiates the process for resolution of disputes identified in Section 14.3; (b) the Breaching Party complies with and completes the process for resolution of the dispute identified in Section 14.3 (including, if the dispute is not resolved by negotiation within thirty (30) days after the Breaching Party gives written notice of the dispute to the Injured Party or such longer negotiation period as may be agreed to by the Parties, instituting a proceeding to resolve the dispute before the Commission or another governmental entity of appropriate jurisdiction and obtaining resolution of the dispute by the Commission or other governmental entity); and, (c) within thirty (30) days after the completion of the process for resolution of the dispute identified in Section 14.3 (or such longer period as may be agreed to by the Parties or allowed by the Commission or other governmental entity), the Breaching Party cures any breach that has been agreed by the Parties and/or determined by the Commission or other applicable governmental entity to have occurred and takes any other action to resolve the dispute agreed upon by the Parties or directed by the Commission or other governmental entity. The existence of such a dispute shall not relieve the Breaching Party of its duty to otherwise comply with this Agreement and to perform all of its other obligations under this Agreement.

14.2.1 If a Purchasing Party fails to make a payment of any amount billed under this Agreement by the due date (as established in accordance with Section 5.3, above) and such failure continues for more than thirty (30) days after written notice thereof from the Providing Party, then, except as provided in Section 14.2.2 or as otherwise required by Applicable Law, the Providing Party shall have the right, upon notice to the Purchasing Party, to terminate or suspend this Agreement and/or the provision of Offered Services.

14.2.2 If a good faith dispute arises between the Parties concerning the obligation of the Purchasing Party to make payment of an amount billed under this Agreement, the failure to pay the amount in dispute shall not constitute cause for termination or suspension of this Agreement or the provision of Offered Services, if: (a) within thirty (30) days of the date that the Providing Party gives the Purchasing Party written notice of the failure to pay the amount in dispute, the Purchasing Party gives the Providing Party written notice of the dispute stating the basis of the dispute, initiates the process for resolution of Billing Disputes identified in Attachment 6, and, if the Purchasing Party has net assets (i.e., assets in excess of liabilities) having a value of less than One Billion U.S. Dollars (U.S. $1,000,000,000), furnishes to the Providing Party an irrevocable letter of credit guaranteeing payment of the disputed amount or other adequate assurance of payment of the disputed amount which is reasonably acceptable to the Providing Party; (b) the Purchasing Party completes the process for resolution of Billing Disputes identified in Attachment 6 (including, if the dispute is not resolved by negotiation within 150 days of the Bill Date or such longer negotiation period as may be agreed to by the Parties, instituting a proceeding to resolve the dispute before the Commission or another governmental entity of appropriate jurisdiction and obtaining resolution of the dispute by the Commission or other governmental entity); and, (c) within thirty (30) days after the completion of the process for resolution of Billing Disputes identified in Attachment 6 (or such longer period as may be agreed to by the Parties or allowed by the Commission or other governmental entity), the Purchasing Party pays all amounts that have been agreed by the Parties and/or determined by the Commission or other applicable governmental entity to be due to the Providing Party. The existence of such a dispute shall not relieve the Purchasing Party of its obligations to pay any undisputed amount which is due to the Providing Party and to otherwise comply with this Agreement.

14.3.1 Except where an applicable dispute resolution procedure is specified elsewhere in this Agreement (including, but not limited to, in Attachment 6), the dispute resolution procedure set forth in this Section 14.3 shall apply.

14.3.2 Either Party may by written notice to the other Party request the other Party to enter into negotiations to resolve any dispute related to this Agreement. The written notice shall contain sufficient detail about the nature of the dispute as to fairly apprise the other Party of the issue in dispute and the position of the Party raising it. The Parties shall negotiate in good faith to resolve the dispute within a reasonable period of time.

14.3.3 Notwithstanding Section 14.3.1 and Section 14.3.2, above, either Party may at any time seek to resolve a dispute related to this Agreement by instituting an appropriate proceeding with the Commission, a court or another governmental entity of appropriate jurisdiction. Nothing contained in this Section 14.3 shall deprive the Commission, a court or other governmental entity of jurisdiction to address issues properly raised before such Commission, court or governmental entity or preclude a Party from raising such issues in such forum or any other available forum.

14.3.4 The Parties agree that all negotiations pursuant to this Section 14.3 shall be confidential under Section 11 and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

15.	Facilities

15.1 A Providing Party or its suppliers shall retain all right, title and interest in, and ownership of, all facilities, equipment, software, wiring, and information, used to provide the Providing Party’s Offered Services. During the period in which Offered Services are provided, the Providing Party shall have access at all reasonable times to the Purchasing Party’s and the Purchasing Party’s Customers’ locations for the purpose of installing, maintaining, repairing, and inspecting all facilities, equipment, software, and wiring, used to provide the Offered Services. At the conclusion of the period in which Offered Services are provided, the Providing Party shall have access at the Purchasing Party’s and the Purchasing Party’s Customers’ locations at all reasonable times to remove all facilities, equipment, software, and wiring, used to provide the Offered Services. The Purchasing Party shall, at the Purchasing Party’s expense, obtain any rights and authorizations necessary for such access.

15.2 Except as otherwise stated in this Agreement or agreed to in writing by a Providing Party, a Providing Party shall not be responsible for the installation, maintenance, repair, inspection, or removal, of facilities, equipment, software, or wiring, furnished by the Purchasing Party or the Purchasing Party’s Customers for use with the Providing Party’s Offered Services.

16.	Force Majeure

16.1 Except as otherwise specifically provided in this Agreement (including by way of illustration circumstances where a Party is required to implement disaster recovery plans to avoid delays or failure in performance and the implementation of such plans was designed to avoid the delay or failure in performance), neither Party shall be liable for any delay or failure in performance of any part of this Agreement by it caused by Applicable Law, acts or failures to act of the United States of America or any state, district, territory, political subdivision, or other governmental entity, acts of God or a public enemy, strikes, labor slowdowns or other labor disputes, fires, explosions, floods, embargoes, earthquakes, volcanic actions, unusually severe weather conditions, wars, civil disturbances, inability to obtain equipment, parts or repairs thereof, or causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform (“Force Majeure Condition”).

16.2 If any Force Majeure Condition occurs, the Party whose performance fails or is delayed because of such Force Majeure Condition shall give prompt notice to the other Party, and upon cessation of such Force Majeure Condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable.

16.3 Notwithstanding Section 16.1, no delay or other failure by a Party to perform shall be excused pursuant to this Section 16 by the delay or failure of a Party’s subcontractors, materialmen, or suppliers, to provide products or services to the Party, unless such delay or failure is itself the product of a Force Majeure Condition, and such products or services cannot be obtained by the Party from other persons on commercially reasonable terms.

17.	Good Faith Performance

In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement) such action shall not be unreasonably delayed, withheld or conditioned.

18.	Governing Law

The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties, shall be governed by (a) the laws of the United States of America, and (b) the laws of the State of New Jersey, without regard to the conflicts of laws rules of the State of New Jersey. The Parties submit to personal jurisdiction in Newark, New Jersey, and waive any and all objections to a Newark, New Jersey venue.

19.	Headings of No Force or Effect

The headings of Articles and Sections of the Principal Document are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of the Principal Document.

20.	Indemnity and Defense

20.1 Each Party (“Indemnifying Party”) shall indemnify, defend and save harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any Claims that arise out of or result from bodily injury or death to any person or damage to or loss of the tangible property of any person, to the extent such bodily injury, death, damage or loss, results from the negligent or otherwise tortious acts or failures to act of the Indemnifying Party, the Indemnifying Party’s Affiliates, or the employees, Agents or contractors of the Indemnifying Party or the Indemnifying Party’s Affiliates, in connection with this Agreement.

20.2 Each Party (“Indemnifying Party”) shall indemnify, defend and save harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any Claims, to the extent such Claims arise out of or result from any Environmental Hazard that the Indemnifying Party, the Indemnifying Party’s Affiliates, or the employees, Agents, or contractors, of the Indemnifying Party or the Indemnifying Party’s Affiliates, introduce to, or create at, a Work Location in the course of performance of this Agreement.

20.3 Each Party (“Indemnifying Party”) shall indemnify, defend and save harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any Claims, to the extent such Claims arise out of or result from: (a) the failure of the Indemnifying Party to transmit to the Indemnified Party, (i) a request by a Customer of the Indemnifying Party to install, provide, change, or terminate, an Indemnified Party Offered Service, or (ii) telephone directory or E911/911 listing information for a Customer of the Indemnifying Party; (b) the transmission by the Indemnifying Party to the Indemnified Party of an Order which was not authorized by the applicable Customer or end user; (c) erroneous or inaccurate information in an Order transmitted by the Indemnifying Party to the Indemnified Party; (d) erroneous or inaccurate telephone directory or E911/911 listing information transmitted by the Indemnifying Party to the Indemnified Party; or, (e) the Indemnifying Party’s unauthorized access to, or unauthorized use or disclosure of, Customer Information made available by the Indemnified Party to the Indemnifying Party pursuant to this Agreement.

20.4 Sprint (“Indemnifying Party”) shall indemnify, defend and hold harmless BA, BA’s Affiliates, and the directors, officers and employees of BA and BA’s Affiliates, from and against any claim, demand, suit, action, judgment, liability, damage or loss (including reasonable costs, expenses and attorneys fees on account thereof), that arises out of or results from: (a) Sprint’s negligent use or occupancy of a BA Network Interface Device (“NID”); (b) wiring, facilities, equipment or other apparatus, negligently installed by Sprint in or on a BA NID, or negligently connected by Sprint to a BA NID; or, (c) the negligent acts or omissions of Sprint, Sprint’s Affiliates, or the employees, Agents or contractors, of Sprint or Sprint’s Affiliates, in connection with a BA NID. Where the NID is not used by BA or another Telecommunications Carrier (except Sprint) to provide service to the premise, Sprint shall have the burden, as between BA and Sprint, to rebut the presumption that the claim, demand, suit, action, judgment, liability, damage or loss, arises from wiring, facilities, equipment or other apparatus, negligently installed by Sprint in or on a BA NID, or negligently connected by Sprint to a BA NID. For the purposes of this Section 20.4, references to “negligence” or “negligently” shall be read to also encompass acts of gross negligence and/or intentional misconduct.

20.5.1 As used in this Section 20.5:

(a) “Indemnitee” means any person who is entitled to indemnification and/or defense from an Indemnifying Party under any of Sections 10, 20.1, 20.2, 20.3 or 20.4; and

(b) “Claim” means (i) any “Claim”, as defined in Attachment 11, and (ii) any claim, demand, suit, action,

judgment, liability, damage or loss, for which Sprint is obligated to indemnify and/or defend BA under Section 20.4.

20.5.2 Whenever an Indemnitee receives notice of a Claim for which it may demand indemnification and/or defense from the Indemnifying Party under any of Sections 10, 20.1, 20.2, 20.3, or 20.4, the Indemnitee shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the Claim. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party’s ability to defend the Claim.

20.5.3 The Indemnifying Party shall have the right to defend against the Claim, in which event the Indemnifying Party shall give written notice to the Indemnitee and the Indemnified Party of acceptance of the defense of the Claim and the identity of counsel selected by the Indemnifying Party. Except as set forth in this Section 20.5.3 and Section 20.5.4, such notice to the Indemnitee and the Indemnified Party shall give the Indemnifying Party full authority to defend, adjust, compromise, or settle, the Claim with respect to which such notice shall have been given, except to the extent that any compromise or settlement may require a contribution from or affect the rights of the Indemnitee or the Indemnified Party. The Indemnifying Party shall consult with the Indemnitee and the Indemnified Party prior to any compromise or settlement that would require a contribution from or affect the rights of the Indemnitee or the Indemnified Party, and the Indemnitee and the Indemnified Party shall have the right to refuse such compromise or settlement and, at the cost of the Indemnitee and the Indemnified Party, to take over such defense, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the Indemnitee and the Indemnified Party against, the Claim for any amount in excess of such refused compromise or settlement.

20.5.4 With respect to any defense accepted by the Indemnifying Party, the Indemnitee and the Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee or the Indemnified Party. In so participating, the Indemnitee and the Indemnified Party shall be entitled to employ separate counsel for the defense at the Indemnitee’s and/or Indemnified Party’s expense. The Indemnitee and the Indemnified Party shall also be entitled to participate, at their own expense, in the defense of any Claim, as to any portion of the Claim as to which they are not entitled to indemnification and defense by the Indemnifying Party.

20.5.5 In the event the Indemnifying Party does not accept the defense of any Claim as provided above, the Indemnitee and the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party.

20.5.6 Each Party agrees to reasonably cooperate and to cause its employees and Agents to reasonably cooperate with the other Party in the defense of any Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense.

20.6.1 Sections 20.6.2 through 20.6.4 shall apply if Sprint at any time during the term of this Agreement or within one (1) year after the termination of this Agreement has net assets (i.e., assets in excess of liabilities) of less than One-Hundred Million U.S. Dollars (U.S. $100,000,000) available to satisfy its indemnity and defense obligations under this Agreement. Upon request by BA, Sprint shall furnish to BA a financial statement showing whether Sprint has net assets of less than One-Hundred Million U.S. Dollars (U.S. $100,000,000) available to satisfy its indemnity and defense obligations under this Agreement. The financial statement shall show Sprint’s financial condition as of a date which is not more than four (4) months prior to the date of BA’s request and the accuracy of the financial statement shall be attested to by reputable independent accountants or auditors. The request for such a financial statement may be made by BA no more frequently than once in any six (6) month period; provided, that BA may make such a request more frequently if at any time BA has probable cause to believe that Sprint has net assets of less than One-Hundred Million U.S. Dollars (U.S. $100,000,000) available to satisfy Sprint’s indemnity and defense obligations under this Agreement. If Sprint fails to provide a requested financial statement to BA within thirty (30) days after the financial statement is requested by BA, BA shall have the right to conduct an audit to ascertain whether Sprint has net assets of less than One-Hundred Million U.S. Dollars (U.S. $100,000,000) available to satisfy its indemnity and defense obligations under this Agreement. Such audit shall be conducted in accordance with Sections 8.2, 8.4, 8.5 and 8.6, of this Agreement.

20.6.2 Sprint shall maintain, during the term of this Agreement and for a period of one (1) year after the termination of this

Agreement, all insurance and/or bonds necessary to satisfy its obligations under this Agreement, including, but not limited to, its obligations set forth in this Section 20. At a minimum and without limiting the foregoing covenant, Sprint shall maintain the following insurance:

          (a) Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

(b) Automobile Liability, Comprehensive Form, with limits of at least $500,000 combined single limit for each occurrence.

(c) Excess Liability, in the umbrella form, with limits of at least $10,000,000 combined single limit for each occurrence.

(d) Worker’s Compensation Insurance as required by Applicable Law and Employer’s Liability Insurance with limits of not less than $1,000,000 per occurrence.

20.6.3 Sprint shall name BA as an additional insured on the foregoing insurance.

20.6.4 Sprint shall furnish certificates or other adequate proof of the foregoing insurance. The certificates or other proof of the foregoing insurance shall be sent to: Bell Atlantic, Insurance Administration Group, 1320 N. Court House Road, 4th Floor, Arlington, Virginia, 22201. In addition, Sprint shall require its Agents, representatives, or contractors, if any, that may enter upon the premises of BA or BA’s Affiliates to maintain similar and appropriate insurance and, if requested, to furnish BA certificates or other adequate proof of such insurance. Certificates furnished by Sprint or Sprint’s Agents, representatives, or contractors, shall contain a clause stating: “Bell Atlantic - New Jersey, Inc. shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

21.	Intellectual Property

Except as expressly stated in this Agreement, nothing contained within this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, trade name, trade mark, service mark, trade secret, or other proprietary interest or intellectual property, now or hereafter owned, controlled or licensable by either Party.

22.	Joint Work Product

The Principal Document is the joint work product of the representatives of the Parties. For convenience, the Principal Document has been drafted in final form by one of the Parties. Accordingly, in the event of ambiguities, no inferences shall be drawn against either Party solely on the basis of authorship of the Principal Document.

23.	Liability

23.1.1 THE LIABILITY, IF ANY, OF SPRINT, SPRINT’S AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND CONTRACTORS, OF SPRINT AND SPRINT’S AFFILIATES, TO BA, BA’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A SPRINT OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A SPRINT OFFERED SERVICE, SHALL BE LIMITED AND/OR EXCLUDED AS SET FORTH IN SPRINT’S TARIFFS.

23.2.1 TO THE EXTENT THE SPRINT TARIFFS APPLICABLE TO A SPRINT OFFERED SERVICE DO NOT CONTAIN A LAWFUL, ENFORCEABLE PROVISION WHICH LIMITS OR EXCLUDES THE LIABILITY OF SPRINT, SPRINT’S AFFILIATES, OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR CONTRACTORS, OF SPRINT OR SPRINT’S AFFILIATES, TO BA, BA’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A SPRINT OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A SPRINT OFFERED SERVICE, OR TO THE EXTENT A SPRINT OFFERED SERVICE IS NOT SUBJECT TO A SPRINT TARIFF, SECTION 23.2.2 SHALL APPLY.

23.2.2 THE LIABILITY, IF ANY, OF SPRINT, SPRINT’S AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND CONTRACTORS, OF SPRINT AND SPRINT’S AFFILIATES, TO BA, BA’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A SPRINT OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A SPRINT OFFERED SERVICE, SHALL BE LIMITED TO A TOTAL AMOUNT NOT IN EXCESS OF: (A) TWICE THE PROPORTIONATE CHARGE FOR THE SPRINT OFFERED SERVICE AFFECTED, DURING THE PERIOD OF THE FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE THE SPRINT OFFERED SERVICE, OR THE MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR

DEFICIENCY, IN THE SPRINT OFFERED SERVICE; OR, (B) IF THERE IS NO CHARGE FOR THE SPRINT OFFERED SERVICE AFFECTED, FIVE HUNDRED DOLLARS ($500.00).

23.3.1 THE LIABILITY, IF ANY, OF BA, BA’S AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND CONTRACTORS, OF BA AND BA’S AFFILIATES, TO SPRINT, SPRINT’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A BA OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A BA OFFERED SERVICE, SHALL BE LIMITED AND/OR EXCLUDED AS SET FORTH IN BA’S TARIFFS.

23.4.1 TO THE EXTENT THE BA TARIFFS APPLICABLE TO A BA OFFERED SERVICE DO NOT CONTAIN A LAWFUL, ENFORCEABLE PROVISION WHICH LIMITS OR EXCLUDES THE LIABILITY OF BA, BA’S AFFILIATES, OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR CONTRACTORS, OF BA OR BA’S AFFILIATES, TO SPRINT, SPRINT’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A BA OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A BA OFFERED SERVICE, OR TO THE EXTENT A BA OFFERED SERVICE IS NOT SUBJECT TO A BA TARIFF, SECTION 23.4.2 SHALL APPLY.

23.4.2 THE LIABILITY, IF ANY, OF BA, BA’S AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND CONTRACTORS, OF BA AND BA’S AFFILIATES, TO SPRINT, SPRINT’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A BA OFFERED SERVICE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A BA OFFERED SERVICE, SHALL BE LIMITED TO A TOTAL AMOUNT NOT IN EXCESS OF: (A) TWICE THE PROPORTIONATE CHARGE FOR THE BA OFFERED SERVICE AFFECTED, DURING THE PERIOD OF THE FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE THE BA OFFERED SERVICE, OR THE MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN THE BA OFFERED SERVICE; OR, (B) IF THERE IS NO CHARGE FOR THE BA OFFERED SERVICE AFFECTED, FIVE HUNDRED DOLLARS ($500.00).

23.5 EXCEPT AS OTHERWISE STATED IN SECTION 23.7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, THE OTHER PARTY’S CUSTOMERS, OR ANY THIRD PARTY, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO,

DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS).

23.6 THE LIMITATIONS UPON AND EXCLUSIONS FROM LIABILITY STATED IN SECTIONS 23.1 THROUGH 23.5, ABOVE, SHALL APPLY REGARDLESS OF THE FORM OF CLAIM OR ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT (INCLUDING, BUT NOT LIMITED TO, THE NEGLIGENCE OF THE PERSON CLAIMING LIMITATION OR EXCLUSION OF LIABILITY), AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT.

23.7 NOTHING CONTAINED IN SECTIONS 23.1 THROUGH 23.6 SHALL EXCLUDE OR LIMIT LIABILITY:

          (a) FOR DAMAGES ARISING OUT OF OR RESULTING FROM WILLFUL OR INTENTIONAL MISCONDUCT;

          (b) FOR DAMAGES ARISING OUT OF OR RESULTING FROM BODILY INJURY OR DEATH TO PERSONS, DAMAGE TO OR LOSS OF TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY, OR ENVIRONMENTAL HAZARDS;

          (c) FOR A CLAIM FOR INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE NAME, TRADE MARK, SERVICE MARK, OR OTHER INTELLECTUAL PROPERTY INTEREST;

          (d) UNDER ANY OF SECTIONS 10, 20, 33, 38, 48.10 OR 48.11; OR

          (e) UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING A TARIFF) THAT REQUIRES A PARTY TO INDEMNIFY, DEFEND AND/OR HOLD HARMLESS THE OTHER PARTY OR ANOTHER PERSON.

23.8 Except as may be specifically set forth in this Agreement: (a) each Party’s obligations under this Agreement shall extend only to the other Party; (b) a Party shall have no liability under this Agreement to Customers of the other Party or to any other third party; and, (c) nothing in this Agreement shall be deemed to create a third party beneficiary relationship between a Party and the other Party’s Customers or any other third party.

24.	Nonexclusive Remedies

Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any other remedies that may be available under this Agreement or at law or in equity.

25.	Notices

Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or by prepaid overnight express service to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact):

If to Sprint:

Director of Local Market Development
Sprint Communications Company L.P.
8140 Ward Parkway
Kansas City, Missouri, 64114

with a copy to:

Director of State Regulatory—East
Sprint Communications Company L.P.
1850 M Street, N.W., Suite 1110
Washington, DC 20036

If to BA:

Bell Atlantic Network Services, Inc.
Attention: Director, Interconnection Initiatives
1320 North Courthouse Road, 2nd Floor
Arlington, Virginia 22201

with a copy to:

General Attorney, Carrier Services
Bell Atlantic Network Services, Inc.
1320 North Courthouse Road, 8th Floor
Arlington, Virginia 22201

Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days prior written notice to the other Party in compliance with this Section 25.

Any notice or other communication shall be deemed given when received.

26.	Option to Obtain Offered Services Under Other Agreements

26.1 If, at any time while this Agreement is in effect, either Party (“Third-Person Contracting Party”) enters into an agreement with a third-person operating within the State of New Jersey to provide any Network Interconnection, unbundled Network Element, or Telecommunications Service (including, but not limited to, any Network Interconnection, unbundled Network Element, or Telecommunications Service of the Third-Person Contracting Party that is an Offered Service under this Agreement), to the third-person, which agreement is subject to approval by the Commission pursuant to 47 U.S.C. § 252, the Third-Person Contracting Party shall make such agreement publicly available within ten (10) days after the date it is approved by the Commission under 47 U.S.C. § 252. BA shall give Sprint notice of Commission approval under 47 U.S.C. § 252 of any such agreement as to which BA is the Third-Person Contracting Party. Such notice by BA to Sprint shall be given quarterly, shall identify for each agreement the parties to the agreement and the date the agreement was approved by the Commission under 47 U.S.C. § 252, and may be provided in writing or electronically, including, but not limited to, by allowing Sprint to access a data base or Internet site containing the applicable information.

26.2 To the extent required by Applicable Law, the Third-Person Contracting Party, upon written request by the other Party, shall make available to the other Party any Network Interconnection, unbundled Network Element, or Telecommunications Service (including, but not limited to, any Network Interconnection, unbundled Network Element or Telecommunications Service of the Third-Person Contracting Party that is an Offered Service under this Agreement), offered by the Third-Person Contracting Party under the agreement with the third-person upon the same terms and conditions (including prices) provided in the agreement with the third-person, but only on a prospective basis. This Agreement shall thereafter be amended to prospectively incorporate the terms and conditions (including prices) from the third-person agreement applicable to the Network Interconnection, unbundled Network Element or Telecommunications Service, that the requesting Party has elected to purchase pursuant to the terms and conditions of the third-person agreement.

26.3 To the extent the exercise of the foregoing option requires a rearrangement of facilities by the Providing Party, the requesting Party shall be liable for the non-recurring charges associated therewith, as well as for any termination charges associated with the termination of existing facilities or Offered Services.

27.	Other Services

27.1 This Agreement applies only to “Offered Services”, as defined in this Agreement. To the extent that Offered Services subscribed to under this Agreement by a Purchasing Party are interconnected to or used with other services, facilities, equipment, software, or wiring, provided by the Providing Party or by other persons, such other services, facilities, equipment, software, or wiring, shall not be construed to be provided under this Agreement. Any Providing Party services, facilities, equipment, software, or wiring, to be used by the Purchasing Party which are not subscribed to by the Purchasing Party under this Agreement must be subscribed to by the Purchasing Party separately, pursuant to other written agreements (including, but not limited to, applicable Providing Party Tariffs).

27.2.1 Without in any way limiting Section 27.1 and without attempting to list all BA products and services that are not subject to this Agreement, the Parties agree that this Agreement does not apply to the following BA services and products: Bell Atlantic Answer Call, Bell Atlantic Answer Call Plus, Bell Atlantic Home Voice Mail, Bell Atlantic Home Voice Mail Plus, Bell Atlantic Basic Mailbox, Bell Atlantic Voice Mail, Bell Atlantic OptiMail Service, and other BA voice mail, fax mail, voice messaging, and fax messaging, services; Bell Atlantic Optional Wire Maintenance Plan; Bell Atlantic Guardian Enhanced Maintenance Service; Bell Atlantic Sentry I Enhanced Maintenance Service; Bell Atlantic Sentry II Enhanced Maintenance Service; Bell Atlantic Sentry III Enhanced Maintenance Service; customer premises equipment; Bell Atlantic Call 54 service; Bell Atlantic Telephone Directory bold listings; and, Bell Atlantic Telephone Directory advertisements.

27.2.2 If Sprint at any time believes that any of the BA services or products listed in Section 27.2.1 is a Telecommunications Service, Sprint may request that the Parties amend Section 27.2.1 to delete the reference to the service or product which Sprint believes is a Telecommunications Service. If BA disagrees with Sprint’s belief, Sprint may request the Commission or another governmental entity of appropriate jurisdiction to determine whether the service or product is a Telecommunications Service. If the service or product is determined by the Commission or other governmental entity of appropriate jurisdiction to be a Telecommunications Service, the

Parties shall amend Section 27.2.1 to delete the reference to the service or product which the Commission or other governmental entity of appropriate jurisdiction has determined to be a Telecommunications Service.

27.3 Without in any way limiting Section 27.1 or Section 27.2, the Parties also agree that this Agreement does not apply to the installation, maintenance, repair, inspection, or use of any facilities, equipment, software, or wiring, located on the Purchasing Party Customer premises side of the Network Rate Demarcation Point applicable to the Purchasing Party and does not grant to the Purchasing Party a right to installation, maintenance, repair, inspection, or use, of any such facilities, equipment, software, or wiring. Installation, maintenance, repair, inspection, or use of facilities, equipment, software, or wiring, located on the Purchasing Party Customer premises side of the Network Rate Demarcation Point applicable to the Purchasing Party must be contracted for by the Purchasing Party separately, pursuant to other written agreements, at rates stated in such other written agreements.

28.	Provision and Use of Offered Services

28.1 A Party may fulfill its obligations under this Agreement itself or may cause an Affiliate of the Party to take the action necessary to fulfill the Party’s obligations; provided, that a Party’s use of an Affiliate to perform this Agreement shall not release the Party from any liability or duty to fulfill its obligations under this Agreement.

28.2 Except as otherwise expressly stated in this Agreement, including, but not limited to, in Section 15.1, each Party, at its own expense, shall be responsible for obtaining from governmental authorities, property owners, other Telecommunications Carriers, and any other persons or entities, all rights and privileges (including, but not limited to, rights of way, space and power), which are necessary for the Party to provide its Offered Services pursuant to this Agreement.

28.3 Except as otherwise provided in this Agreement, this Agreement does not prevent a Purchasing Party from using the Offered Services provided by a Providing Party pursuant to this Agreement in connection with other technically compatible Offered Services provided by the Providing Party pursuant to this Agreement or with any services provided by the Purchasing Party or a third party.

29.	Publicity

Neither Party shall use the name of the other Party in connection with this Agreement in a written press release or written press statement except as permitted by Applicable Law.

30.	Referenced Documents

Whenever any provision of this Agreement refers to a Technical Document, it will be deemed to be a reference to the version or edition of such Technical Document that is cited in this Agreement (or if no version or edition of such Technical Document is specifically cited in this Agreement, the version or edition of such Technical Document that is in effect on the Effective Date) and any subsequent version or edition (including, any amendments, supplements, addenda, or successors) of such Technical Document that the Parties agree in writing to adhere to, and, unless this Agreement provides otherwise, will include the version or edition of each document incorporated by reference in such a Technical Document that is cited in such a Technical Document (or if no version or edition of such document is specifically cited in the Technical Document, the version or edition of such document that was in effect on the date of issuance of the Technical Document) and any subsequent version or edition (including, any amendments, supplements, addenda, or successors) of such document that the Parties agree in writing to adhere to.

31.	Regulatory Matters

31.1 BA shall be responsible for obtaining and keeping in effect all Federal Communications Commission, Commission, franchise authority and other governmental approvals, that may be required in connection with the performance of its obligations under this Agreement.

31.2 Without in any way limiting Section 31.1, within thirty (30) days after the execution of this Agreement, the Agreement shall be submitted by the Parties to the Commission for approval by the Commission. Following such submission, the Agreement shall be submitted by BA to any other applicable governmental entity by which it must be approved for approval by that governmental entity.

31.3 Sprint shall be responsible for obtaining and keeping in effect all Federal Communications Commission, Commission, franchise authority and other governmental approvals, that may be required in connection with the performance of its obligations under this Agreement.

31.4 Sprint shall reasonably cooperate with BA in obtaining and maintaining any required governmental approvals for which BA is responsible, and BA shall reasonably cooperate with Sprint in obtaining and maintaining any required governmental approvals for which Sprint is responsible.

31.5 In the event that any legally binding legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of Sprint or BA to perform any material terms of this Agreement, Sprint or BA may, on thirty (30) days written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding) require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required.

31.6 Except as otherwise provided in this Agreement, when this Agreement is filed with the Commission for approval, the Parties will request that the Commission (a) approve the Agreement and (b) refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement.

32.	Relationship of the Parties

32.1 Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement.

32.2 Each Party retains full control over the employment, direction, compensation and discharge, of all of its employees, Agents and contractors, assisting in the performance of its obligations under this Agreement. Each Party will be solely responsible for all matters relating to payment of its employees, Agents and contractors, and payment of Social Security and other taxes in association with such employees, Agents and contractors, and withholding and remittance of taxes from such employees, Agents and contractors.

32.3 Nothing contained within this Agreement shall:

          (a) make either Party the Agent, servant or employee, of the other Party;

          (b) grant either Party the authority to enter into a contract on behalf of, or otherwise legally bind, the other Party in any way;

          (c) create a partnership, joint venture, or other similar relationship between the Parties; or

          (d) grant to either Party a franchise, distributorship, or similar interest.

32.4 The relationship of the Parties under this Agreement is a non-exclusive relationship. Each Party shall have the right:

          (a) to provide services to be provided by it under this Agreement to persons other than the other Party; and

          (b) to purchase services which can be purchased by it under this Agreement from persons other than the other Party.

33.	Selection of A Telephone Exchange Service Provider

33.1 The Parties agree to apply the principles and procedures set forth in Section 64.1100 of the FCC Rules, 47 CFR § 64.1100, to the process for end-user selection of a Telephone Exchange Service provider; provided, that if the FCC or the Commission adopts rules governing the process for end-user selection of a Telephone Exchange Service provider, the Parties shall apply such rules rather than the principles and procedures set forth in § 64.1100.

33.2 If a Party (“Requesting Party”) who requests the other Party to change an end user’s Telecommunications Service (including, but not limited to, an end user’s selection of a Telephone Exchange Service provider) (a) in the event of a dispute over the end user’s choice of a Telephone Exchange Service provider, fails to provide the documentary evidence of the end user’s Telephone Exchange Service provider selection required by Applicable Law (or, in the absence of Applicable Law, by Section 64.1100) upon request, (b) has requested the change in the end user’s Telecommunications Service without having obtained authorization for such change from the end user pursuant to the principles and procedures set forth in Section 64.1100 or other applicable FCC or Commission rules, or (c) has mistakenly changed the end-user’s Telecommunications Service, the Requesting Party shall indemnify, defend and hold harmless the other Party for any resulting Claims. In addition, the Requesting Party shall be liable to the other Party for all charges that would be applicable to the end user for the initial change in the end user’s Telecommunications Service and any charges for restoring the end user’s Telecommunications Service to its end user authorized condition, including to the appropriate Telephone Exchange Service provider.

33.3 Except as otherwise required by Applicable Law, a Providing Party shall not require the Purchasing Party to produce a letter of authorization, disconnect order, or other writing, from the Purchasing Party’s Customer as a pre-condition to processing an Order from the Purchasing Party.

34.	Service Standards

34.1 Each Party shall in providing an Offered Service to the other Party meet all of the quality and performance standards required by Applicable Law and this Agreement.

34.2 BA shall provide to Sprint the performance measurement reports listed in Attachment 12. Such reports shall be deemed to be Confidential Information of BA under Section 11, “Confidential Information”. Notwithstanding the preceding sentence and Section 11, the reports may be used and disclosed by Sprint for the purposes of enforcing Applicable Law and Sprint’s rights under Applicable Law and this Agreement (including, but not limited to, pursuant to Attachment 12, Section 1.3). In making any such disclosure, Sprint shall make reasonable efforts to preserve the confidentiality of the reports while they are in the possession of any person to whom they are disclosed, including, but not limited to, by requesting a governmental entity to whom the reports are disclosed to treat them as confidential.

34.3 In the event that any BA Resale Service or Sprint Resale Service is not installed or provided in accordance with the due dates specified in this Agreement, the Providing Party shall grant the Purchasing Party a credit equal to the credit that would be available for the Providing Party’s own end-user retail Customers, adjusted for any applicable wholesale discount.

35.	Severability

35.1 If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement (unless such construction would be unreasonable), and the Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party construed and enforced accordingly.

35.2 In the event any invalid or unenforceable provision or provisions are essential elements of this Agreement and the invalidity of such provisions or provisions substantially impairs the rights or obligations of either Party, the provisions of Section 31.5 shall apply.

36.	Subcontracting

If any obligation under this Agreement is performed through a subcontractor, the subcontracting Party shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through the subcontractor. The subcontracting Party shall be solely responsible for payments due its subcontractors. Except as may be specifically set forth in this Agreement, no subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

37.	Survival of Obligations

Any liabilities or obligations of a Party for acts or omissions occurring prior to the expiration, cancellation or termination of this Agreement, any obligation of a Party under any provision for indemnification or defense (including, but not limited to, any of Sections 10 and 20), under Section 11, “Confidential Information”, under Section 33.2, or under any provision for limitation of liability, and any obligation of a Party under any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) expiration, cancellation or termination of this Agreement, shall survive expiration, cancellation or termination of this Agreement.

38.	Taxes

38.1 With respect to any purchase of Offered Services under this Agreement, if any Federal, state or local government tax, fee, duty, surcharge, or other tax-like charge (a “Tax”) is required or permitted by Applicable Law to be collected from a Purchasing Party by the Providing Party, then (a) to the extent required by Applicable Law, the Providing Party shall bill the Purchasing Party for such Tax as a separately stated item, (b) the Purchasing Party shall timely remit such Tax to the Providing Party (including both Taxes billed by the Providing Party and Taxes the Purchasing Party is required by Applicable Law to remit without billing by the Providing Party), and (c) the Providing Party shall remit such collected Tax to the applicable taxing authority.

38.2 With respect to any purchase of Offered Services under this Agreement, if any Tax is imposed by Applicable Law on the receipts of the Providing Party, which Applicable Law permits the Providing Party to exclude certain receipts received from sales of Offered Services for resale by the Purchasing Party, such exclusion being based solely on the fact that the Purchasing Party is also subject to a tax based upon receipts (“Receipts Tax”), then the Purchasing Party, upon request in writing by the Providing Party, shall provide notice in writing in accordance with Section 38.7 of whether the Purchasing Party will pay the Receipts Tax. Such notice shall remain in effect until it is revoked in writing by the Purchasing Party in accordance with Section 38.7.

38.3 With respect to any purchase of Offered Services under this Agreement, that are resold by the Purchasing Party to a Customer of the Purchasing Party, if any Tax is imposed by Applicable Law on the Customer of the Purchasing Party in connection with its purchase of the resold Offered Services which the Purchasing Party is required to impose and/or collect from the Customer, then the Purchasing Party (a) shall impose and/or collect such Tax from the Customer, and (b) shall timely remit such Tax to the applicable taxing authority.

38.4.1 If the Providing Party, in accordance with Applicable Law, properly bills the Purchasing Party for any Tax but the Purchasing Party fails to remit the Tax to the Providing Party as required by Section 38.1, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest and/or penalty assessed on the uncollected Tax by the applicable taxing authority.

38.4.2 If the Providing Party does not collect a Tax because the Purchasing Party has provided the Providing Party with an exemption certificate which is later found to be inadequate by the applicable taxing authority, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest and/or penalty assessed on the uncollected Tax by the applicable taxing authority.

38.4.3 Except as provided in Section 38.4.4, if the Purchasing Party fails to pay the Receipts Tax which it has given notice of its intent to pay pursuant to Section 38.2, then, as between the Providing Party and the Purchasing Party, (a) the Providing Party shall be liable for any Tax imposed on the Providing Party’s receipts, (b) the Purchasing Party shall be liable for any interest and/or penalty imposed on the Providing Party with respect to the Tax on the Providing Party’s receipts, and (c) the Purchasing Party shall be liable for any Tax imposed on the Purchasing Party’s receipts and any interest and/or penalty assessed by the applicable taxing authority on the Purchasing Party with respect to the Tax on the Purchasing Party’s receipts.

38.4.4 If any discount or portion of a discount in price provided to the Purchasing Party under this Agreement (including, but not limited to, the discount provided for in Attachment 1) represents Tax savings to the Providing Party which it was anticipated the Providing Party would receive, because it was anticipated that receipts from sales of Providing Party Offered Services, that would otherwise be subject to a Tax on such receipts, could be excluded from such Tax under Applicable Law, because the Providing Party Offered Services would be sold to the Purchasing Party for resale, and the Providing Party is, in fact, required by Applicable Law to pay such Tax on receipts from sales of Providing Party Offered Services to the Purchasing Party, then, as between the Providing Party and the Purchasing Party, (a) the Purchasing Party shall be liable for any such Tax, and (b) the Purchasing Party shall be liable for any interest and/or penalty assessed by the applicable taxing authority on either the Purchasing Party or the Providing Party with respect to the Tax on the Providing Party’s receipts.

38.4.5 If the Purchasing Party fails to impose and/or collect any Tax from Purchasing Party Customers as required by Section 38.3, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall remain liable for such uncollected Tax and any interest and/or penalty assessed on such uncollected Tax by the applicable taxing authority.

38.4.6 With respect to any Tax that the Purchasing Party has agreed to pay, is responsible for because the Purchasing Party received a discount in price on Providing Party Offered Services attributable to anticipated Tax savings by the Providing Party, or is required to impose on and/or collect from Purchasing Party Customers, the Purchasing Party agrees to indemnify and hold the Providing Party harmless on an after-tax basis for any costs incurred by the Providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the Providing Party due to failure of the Purchasing Party to timely remit the Tax to the Providing Party, or timely pay, or collect and timely remit, the Tax to the taxing authority.

38.5 If either Party is audited by a taxing authority, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

38.6.1 If Applicable Law exempts a purchase of Offered Services under this Agreement from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption certificate requirement, then, if the Purchasing Party complies with such procedure, the Providing Party shall not collect such Tax during the effective period of the exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with Section 38.7.

38.6.2 If Applicable Law exempts a purchase of Offered Services under this Agreement from a Tax, but does not also provide an exemption procedure, then the Providing Party shall not collect such Tax if the Purchasing Party (a) furnishes the Providing Party with a letter signed by an officer of the Purchasing Party claiming an exemption and citing the provision in the Applicable Law which allows such exemption, and (b) supplies the Providing Party with an indemnification agreement, reasonably acceptable to the Providing Party, which holds the Providing Party harmless on an after-tax basis with respect to forbearing to collect such Tax.

38.7 All notices, affidavits, exemption certificates or other communications required or permitted to be given by either Party to the other under this Section 38, shall be made in writing and shall be delivered personally or sent by prepaid overnight express service, and sent to the addresses stated in Section 25 and to the following:

To BA:	Tax Administration
Bell Atlantic Network Services, Inc.
1717 Arch Street, 30th Floor
Philadelphia, PA 19103

To Sprint:	Director, State & Local Taxes
Sprint Communications Company L.P.
903 E. 104th Street
Kansas City, Missouri 64131

Either Party may from time-to-time designate another address or addressee by giving notice in accordance with the terms of this Section 38.7.

Any notice or other communication shall be deemed to be given when received.

39.	Third-Party Beneficiaries

Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide any third parties (including, but not limited to, Customers or subcontractors of a Party) with any right, remedy, claim, reimbursement, cause of action, or other privilege.

40.	Warranties

EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ITS OFFERED SERVICES, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, IN FACT OR IN LAW. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE A PARTY’S EXCLUSIVE WARRANTIES WITH RESPECT TO ITS OFFERED SERVICES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, IN FACT OR IN LAW. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO ITS OFFERED SERVICES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES AGAINST INFRINGEMENT, AND WARRANTIES ARISING BY TRADE CUSTOM, TRADE USAGE, COURSE OF DEALING, OR OTHERWISE.

PART II

BA OFFERED SERVICES AND RELATED MATTERS

41.	BA Offered Services

41.1 Upon request by Sprint, and pursuant to the provisions of this Agreement, BA will provide to Sprint BA Offered Services.

41.2 All BA Offered Services offered by BA to Sprint are subject to the terms and conditions (including prices) of this Agreement, even though the BA Offered Services may not be specifically listed or described in the Principal Document.

42.	Charges

42.1 Sprint shall be responsible for and shall pay all charges for any BA Offered Service provided to Sprint (including, but not limited to, any BA Offered Service provided to Sprint for resale to Sprint’s Customers), if the BA Offered Service is ordered, activated or used by Sprint, Sprint’s Customer or another person.

42.2 With respect to Audiotex services (including Dial-It services) provided by BA or BA Customers, Sprint agrees to either bill and collect the charges for calls to such services by Sprint’s local service Customers, or to block access to such calls. If Sprint elects to bill and collect charges for calls to Audiotex services (including Dial-It services) provided by BA or BA Customers, the Parties agree to negotiate a mutually acceptable agreement for the performance of such billing and collection.

42.3 The Parties agree to negotiate a mutually acceptable reciprocal billing and collection agreement for their respective alternately billed local and intraLATA toll charges (i.e., collect, calling card and billed to third number). Under this agreement, BA will bill Sprint charges to BA local service Customers and Sprint will bill BA charges to Sprint local service Customers. BA and Sprint will compensate each other for billing these charges to their respective Customers at the same rate per billable charge record.

43.	Changes in BA Offered Services

43.1 Subject to the requirements of this Agreement, BA may, at any time, add, modify or discontinue, a BA Offered Service.

43.2 BA will give Sprint notice of:

          (a) Any material changes in the terms and conditions (including prices) under which BA offers a BA Offered Service;

          (b) The addition of a BA Offered Service;

          (c) The material modification of the operation of a BA Offered Service; and

          (d) The discontinuance of a BA Offered Service.

43.3 Except as otherwise required by this Agreement or Applicable Law:

          (a) The notice to be provided under Section 43.2(a) and (b) shall be given no later than three (3) business days after the earlier of: (i) the first date on which BA gives public notice of the change or addition to BA’s own end user retail Customers; or (ii) (A) if a publicly available Tariff filing with the Commission or the Federal Communications Commission is made by BA, the date on which such filing is made, or (B) if a publicly available Tariff filing with the Commission or the Federal Communications Commission is not made by BA, the date on which the change or the addition becomes effective; and

          (b) The notice to be provided under Section 43.2(c) and (d) shall be provided at least sixty (60) days prior to the time the material modification or the discontinuance becomes effective.

43.4 The notice to be provided under Section 43.2 may be provided in writing or electronically, including, but not limited to, by allowing Sprint to access a data base or Internet site containing the applicable information.

44.	Customer Contact

44.1.1 Except as otherwise provided in this Agreement, Sprint shall be the single and sole point of contact for all Sprint Customers with regard to services and products (including, but not limited to, resold BA Offered Services) provided, or to be provided, by Sprint to Sprint’s Customers.

44.1.2 Without in any way limiting Section 44.1.1, Sprint shall be the single and sole point of contact for Sprint’s Customers: (a) to request information about or provision of services

(including, but not limited to, resold BA Offered Services) which they wish to purchase from Sprint; (b) to change, terminate, or request information about, assistance in using, or repair or maintenance of, services (including, but not limited to, resold BA Offered Services) which they have purchased from Sprint; (c) to make inquiries concerning Sprint’s bills, and charges for Sprint’s services (including, but not limited to, resold BA Offered Services); and, (d) if the Sprint Customers receive dial tone line service from Sprint, to report and request assistance with regard to annoyance calls.

44.1.3 Sprint shall establish telephone numbers at which Sprint’s Customers may communicate with Sprint and shall make reasonable efforts to advise Sprint’s Customers who may wish to communicate with Sprint of these telephone numbers.

44.2 BA shall provide to BA’s employees who are reasonably likely to communicate, either by telephone or face-to-face, with Sprint’s Customers during the service provisioning or maintenance processes, such training as shall be reasonably necessary for those employees to conform to the requirements of this Agreement with regard to their contact with Sprint Customers.

45.	BA Resale Services

45.1 Availability and Use

45.1.1 BA shall provide BA Resale Services to Sprint where, and to the same extent, that BA provides BA Resale Services to BA’s own end user retail Customers.

45.1.2 BA Resale Services may be purchased by Sprint under this Agreement only for the purpose of resale by Sprint as a Telecommunications Carrier. BA Resale Services to be purchased by Sprint for other purposes (including, but not limited to, Sprint’s own use) must be purchased by Sprint pursuant to separate written agreements, including, but not limited to, applicable BA Tariffs. Sprint may purchase BA Resale Services under this Agreement for resale to Sprint’s Affiliates if Sprint resells such BA Resale Services to Sprint’s Affiliates as a Telecommunications Carrier pursuant to terms and conditions that comply with all applicable Commission rules, including non-discrimination rules.

45.1.3 To the extent required by Applicable Law, BA Resale Services shall include contract and other customer-specific offerings.

45.2 Restrictions on Resale

45.2.1 Except as otherwise provided in the Principal Document or authorized by the Commission or the FCC, BA Resale Services shall not be subject to any category-to-category restrictions.

45.2.2 Sprint shall not sell residential BA Resale Services to Customers who are ineligible to subscribe to such BA Resale Services from BA.

45.2.3 Sprint shall not sell Lifeline or any other means-tested BA Resale Service offerings to Customers who are not eligible to subscribe to such service offerings from BA.

45.2.4 Sprint shall not sell grandfathered BA Resale Services to Customers who are ineligible to subscribe to such BA Resale Services from BA.

45.2.5 The Parties agree to negotiate the applicability of any category-to-category restriction on the resale of BA Resale Services proposed by BA in the future.

45.3 Service Parity

45.3.1 BA shall provide BA Resale Services, such that, for all call types, a Sprint Customer served by resold BA Resale Services is not required to dial any greater number of digits than a similarly-situated BA Customer to make calls to the same destination.

45.3.2 BA shall provide BA Resale Services, such that: (a) a Sprint Customer served by the resold BA Resale Services can complete calls to the same locations as a similarly-situated BA Customer; (b) a Sprint Customer served by the resold BA Resale Services may subscribe to the same extended calling area(s), if any, available to a similarly-situated BA Customer; (c) 1+ intraLATA toll services and Primary Interexchange Carrier (“PIC”) 1+ and dial-around (e.g., Carrier Identification Code) services are available to a Sprint Customer served by the resold BA Resale Services on the same basis as they are offered to a similarly-situated BA Customer; and, (d) the post-dial delay (time elapsed between the last digit dialed and first network response), call completion rate, transmission quality, dial tone, ring, and capability for dial/pulse or touch-tone recognition, are provided at Parity.

45.3.3 The Parties agree that a BA Customer, or a Sprint Customer served by a resold BA Resale Service dial tone line, may retain its local telephone number when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, retains the same type and class of Telephone Exchange Service, and continues to be served by a BA Resale Service dial tone line.

45.3.4 The Parties agree that a BA Customer, or a Sprint Customer served by a resold BA Resale Service dial tone line, may retain its Telephone Exchange Service without unreasonable interruption of such service when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, retains the same type and class of Telephone Exchange Service, and continues to be served by a BA Resale Service dial tone line.

45.3.5 To the extent technically feasible, a BA Resale Service provided by BA to Sprint shall be provided at Parity.

45.4 Billing For BA Resale Services

45.4.1 BA shall bill Sprint for BA Resale Services provided to Sprint in accordance with the terms and conditions of this Agreement, including, but not limited to, the terms and conditions in Attachment 6.

45.4.2 BA shall recognize Sprint as the customer of record for all BA Resale Services provided to Sprint and send all notices, bills and other pertinent information directly to Sprint.

45.5 Specific BA Resale Services

45.5.1 The BA Resale Services that Sprint may purchase for resale, include, but are not limited to, the BA Resale Services listed in this Section 45.5.

45.5.2 Centrex

45.5.2.1 Sprint may purchase for resale any Centrex Telecommunications Service that BA provides at retail to BA subscribers who are not Telecommunications Carriers.

45.5.2.2 Sprint shall pay applicable charges, as set forth in this Agreement, to suppress the need for Sprint Customers served by resold Centrex Telecommunications Service to dial “9” when placing calls outside the Centrex System.

45.5.3 CLASS, Custom Calling, IQ, and AIN Based Services

Sprint may purchase for resale any BA CLASS, Custom Calling, IQ, or Advanced Intelligent Network (“AIN”) based, Telecommunications Service that BA provides at retail to BA subscribers who are not Telecommunications Carriers.

45.5.4 Call Blocking Services

Upon request by Sprint, BA will provide for use on BA Resale Service dial tone lines which are resold by Sprint such call blocking services (including, but not limited, to 700, 900 and Audiotex call blocking services) as BA provides to BA’s own end user retail Customers, where and to the extent BA provides such call blocking services to BA’s own end user retail Customers.

45.5.5 Voluntary Federal Customer Financial Assistance Programs

Except to the extent prohibited by Applicable Law, Sprint may purchase for resale to eligible Sprint Customers any Telecommunications Service that BA provides at retail to BA subscribers who are not Telecommunications Carriers and who are eligible for government established programs for low-income Customers, such as the Voluntary Federal Customer Financial Assistance Program, and Link-Up America.

45.5.6 Telecommunications Relay Service

Where and to the extent BA provides Telecommunications Relay Service to BA’s own end user retail Customers, BA shall make such Telecommunications Relay Service available to Sprint for use by Sprint Customers served by resold BA Resale Service dial tone lines.

45.5.7 Coin Services

Sprint may purchase for resale any payphone related Telecommunications Service (including, but not limited to, station controlled line service [coin customer-owned, coin-operated telephone {“COCOT”} line service], and network controlled coin and coinless line service), that BA provides at retail to BA subscribers who are not Telecommunications Carriers.

46.	BA Unbundled Network Elements

46.1 Upon request by Sprint, and pursuant to the provisions of this Agreement, BA will provide to Sprint Network Elements as set forth in Attachment 2.

46.2 Notwithstanding any other provision of this Agreement, BA shall be obligated to provide a Combination of Network Elements only to the extent such Combination is technically feasible and required by Applicable Law.

46.3 The Parties agree that a BA Customer, or a Sprint Customer served by a BA local switching Network Element, may retain its local telephone number when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, and continues to be served by a BA Resale Service dial tone line or a BA local switching Network Element using the same BA network facilities.

46.4 The Parties agree that a BA Customer, or a Sprint Customer served by a BA local switching Network Element, may retain its Telephone Exchange Service without unreasonable interruption of such service when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, and continues to be served by a BA Resale Service dial tone line or a BA local switching Network Element using the same BA network facilities.

47.	Support Functions

47.1 E911/911 Services

47.1.1 Where and to the extent BA provides E911/911 call routing to the appropriate Public Safety Answering Point (“PSAP”) to BA’s own end user retail Customers, BA shall provide to Sprint, for resold BA Resale Service dial tone lines, E911/911 call routing to the appropriate PSAP. BA shall provide Sprint Customer information for resold BA Resale Service dial tone lines to the PSAP as that information is provided to BA by Sprint where and to the same extent that BA provides BA Customer information to the PSAP. BA shall update and maintain, on the same schedule that BA uses for BA’s own end user retail Customers, for Sprint Customers served by resold BA Resale Service dial tone lines, the Sprint Customer information in BA’s

E911 databases. To the extent technically feasible, the services provided by BA to Sprint under this Section 47.1.1 shall be provided at Parity.

47.1.2 Where Sprint provides service to Sprint’s Customers by a means other than through BA Resale Service dial tone lines (for instance, through unbundled Network Elements provided by BA), at such time as BA makes available to Sprint an electronic interface for entering E911 Customer information into the appropriate E911 databases, Sprint shall be responsible for entering E911 Customer information into the appropriate E911 databases. The electronic interface will be available no earlier than May 15, 1998. Prior to availability of the electronic interface, existing processes will be used and Sprint will provide E911 Customer information for Sprint Customers to BA for entry by BA into the appropriate BA E911 databases.

47.1.3 To the extent that it is necessary (whether as a requirement of Applicable Law or otherwise) for Sprint to enter into any agreements or other arrangements with governmental entities (or governmental entity contractors) related to E911/911 in order for Sprint to provide Telecommunications Services, Sprint shall at Sprint’s expense enter into such agreements and arrangements. Where this Section 47.1 or other portions of this Agreement refer to or describe E911/911 functions, services, or facilities as BA functions, services, or facilities, the Parties agree that, in New Jersey, some such functions, services, and facilities are provided, owned, or controlled not by BA but by the State of New Jersey, and that Sprint will look to the State of New Jersey, and not BA, and make arrangements with the State of New Jersey, and not BA, for the provision of such functions, services, and facilities. BA will cooperate with Sprint in identifying all such functions, services, and facilities that are provided, owned, or controlled by the State of New Jersey and in identifying the contact points and procedures BA believes will facilitate Sprint’s promptly securing such arrangements with the State of New Jersey as may be necessary for the effective provision of E911/911 service to Customers of Sprint.

47.2 Routing to Repair, Directory Assistance and Operator Services

47.2.1.1 Each Party will provide its Customers with a toll-free or ordinary telephone number to call for repair services and will not use 611 for this or any other purpose. Calls to 611 will be answered by an announcement only (there will be no human intercept or call transfer capability) as follows:

          (a) Callers will be informed that 611 is no longer a valid number and will be instructed to contact their local service provider.

          (b) No local service provider, including BA, will be named in the announcement.

47.2.1.2 The Parties agree that the provisions of this Section 47.2.1 shall not prejudice any arguments either of them may make concerning the appropriate use of N11 codes.

47.2.2 Upon request by Sprint, BA will implement the capability of rerouting to Sprint’s platforms directory assistance traffic from Sprint Customers served by resold BA Resale Service dial tone lines (including 411 and 555-1212) and operator services traffic from Sprint Customers served by resold BA Resale Service dial tone lines (including O+ and 0- intraLATA calls). Implementation will be completed, as to a particular switch as to which rerouting is requested by Sprint, within ninety (90) days after the request by Sprint. BA will use its best efforts to accommodate Sprint’s requests as to the sequence of implementing this capability in particular switches on a nondiscriminatory basis.

47.3 Emergency Public Agency Telephone Numbers

BA and Sprint shall provide to each other, pursuant to terms, conditions and prices to be negotiated by BA and Sprint following execution of this Agreement, the emergency public agency (e.g., police, fire, ambulance) telephone numbers linked to each NPA-NXX, including all changes, alterations, modifications, and updates, to such information.

47.4 LSV/VCI

BA and Sprint agree to interconnect their Local Operator Service systems to provide, in accordance with Attachment 15, Line Status Verification and Verification with Call Interruption (“LSV/VCI”) services.

47.5 Line Information Database

BA shall maintain Customer information (including restricted collect and third-number billing notation) for Sprint Customers who subscribe to resold BA Resale Service dial tone lines, in BA’s Line Information Database (“LIDB”) where and to the same extent that BA maintains information in BA’s LIDB on BA’s own end-user retail Customers. BA shall update and maintain, on the same schedule that it uses for BA’s own end-user retail Customers, the Sprint Customer information in BA’s LIDB. To the extent technically feasible, the services provided by BA to Sprint under this Section 47.5 shall be provided at Parity.

47.6 Telephone Line Number Calling Card Numbers

If an end-user terminates BA Resale Service dial tone line service provided to the end-user by BA and, in place thereof, subscribes to Sprint for resold BA Resale Service dial tone line service, BA will remove from BA’s LIDB any BA-assigned telephone line calling card number (including area code) (“TLN”) and Personal Identification Number (“PIN”) associated with the terminated BA Resale Service dial tone line service. The BA-assigned TLN and PIN will be removed from BA’s LIDB within twenty-four (24) hours after BA terminates the BA Resale Service dial tone line service with which the numbers were associated. Sprint may issue a new telephone calling card to such Customer, utilizing the same TLN, and the same or a different PIN. Upon request by Sprint, BA will enter such TLN and PIN in BA’s LIDB for calling card validation purposes.

47.7 Law Enforcement and Service Annoyance

BA and Sprint will develop mutually-agreed procedures to handle requests from law enforcement agencies for service termination, assistance with electronic surveillance, and provision of Customer information, pursuant to Applicable Law, and procedures to handle Customer complaints about harassing or annoying calls. Such procedures will include, but not be limited to, a process for the Parties to interface with each other regarding law enforcement and service annoyance issues on a 24 hour per day, seven days per week basis.

47.8 Intercept Services

Sprint may order any Intercept Telecommunications Services that BA provides at retail to BA subscribers who are not Telecommunications Carriers. Such services will be made available for use by Sprint’s Customers where and to the same extent as such services are made available to BA’s own end user retail Customers. To the extent technically feasible, the services provided by BA to Sprint under this Section 47.8 shall be provided at Parity.

48.	Directory Listings

48.1 As used in this Section 48, references to a Sprint Customer’s “Listing” shall mean such Sprint Customer’s name, address and telephone number. Upon request by Sprint, BA will provide the Listing services described in this Section 48.

48.2 BA will include a primary Listing for a Sprint Customer in BA’s White Pages telephone directory (residence and business Listings) and BA’s Yellow Pages telephone directory (business Listings), that covers the service address of the Sprint Customer. Listings for Sprint Customers will be interfiled with the listings of other persons in BA’s telephone directories in accordance with the standard alphabetical or other order for listings in such telephone directories. Where there are two telephone numbers for the same resold BA dial tone line due to the implementation of Interim Local Number Portability, only the ported number will be included in the Listing.

48.3 BA will provide BA White Pages additional Listings for a Sprint Customer.

48.4 BA will include in BA’s directory assistance database and in any BA electronic directories in which BA’s own end user retail Customers are ordinarily included a Listing for Sprint Customers.

Such service will be provided where and to the same extent that BA provides this service to BA’s own end user retail Customers. To the extent technically feasible, the service provided by BA to Sprint under this Section 48.4 shall be provided at Parity.

48.5 Where a Customer for a BA Resale Service dial tone line resold by Sprint elects not to have a Listing in a telephone directory, electronic directory and/or BA’s directory assistance database, Sprint shall purchase the applicable service to effect this (e.g., BA private number, non-published listing, or non-listed number, service).

48.6 BA shall deliver BA White Pages and BA Yellow Pages telephone directories to Sprint Customers. Timing of such delivery and the determination of which primary telephone directories shall be delivered (by Customer address, NPA/NXX, or other criteria), and the number of telephone directories to be provided per Sprint Customer, shall be provided under the same terms and conditions that BA delivers primary telephone directories to BA’s own similarly situated Customers. These deliveries will be made for no additional charge. Sprint may request additional telephone directories from BA’s Directory Fulfillment Centers for Sprint’s Customers, which Centers will provide such additional telephone directories for the same charges applicable to comparable requests by BA’s own Customers.

48.7 BA shall provide the following White and Yellow Pages Directory Listing criteria to Sprint not later than ten (10) days after the Effective Date of this Agreement, and shall provide all changes to such Directory Listing criteria at the same time such changes are provided to BA’s own directory listings Customer contact personnel:

          (a) Classified heading information;

          (b) Rules for White Pages and Yellow Pages listings, other than information which is publicly available in BA’s Tariffs (e.g., eligibility for free White and Yellow Pages listings, space restrictions, unlisted and unpublished listings, abbreviated listings, foreign listings, and heading requirements);

          (c) Publication schedules for White Pages and Yellow Pages Directories;

          (d) Identification of the coverage areas of Telephone Directories by NPA/NXX;

          (e) Telephone directory delivery schedules;

          (f) Restrictions, if any, on number of Telephone Directories provided at no charge to a Customer; and

          (g) Processes and terms and conditions for obtaining foreign Telephone Directories from BA.

48.8 Sprint shall provide to BA daily listing information on all new Sprint Customers in the format required by BA or a mutually agreed upon industry standard format. The information shall include the Sprint Customer’s name, telephone number, address, the delivery address and number of directories to be delivered, and, in the case of a business listing, the primary business heading under which the Sprint Customer desires to be placed, and any other information necessary for the publication and delivery of directories. Sprint shall also provide BA with daily listing information showing (a) Sprint Customers that have disconnected or terminated their service with Sprint, and (b) any changes in daily listing information that was previously provided by Sprint.

48.9 Upon written request by Sprint, BA shall include in the customer information section of any BA telephone directory distributed in any area where Sprint is providing Telephone Exchange Service at the closing date for entry of material in the BA telephone directory, telephone numbers for Sprint customer sales, service and repair, and such other service related information as may be agreed upon by the Parties, including Sprint trademarks and logos. Such information shall be provided by Sprint to BA in the format required by BA no later than the closing date for entry of such material in the BA telephone directory. BA shall provide Sprint with a list of the applicable closing dates for BA’s Telephone Directories.

48.10 Sprint shall adhere to all practices, standards and requirements (including, but not limited to, ethics standards), of BA with regard to Listings. By providing Listings to BA, Sprint warrants that it has the authority to place such Listings on behalf of Sprint’s Customers, that the address and telephone number information in the Listings submitted to BA is accurate, and that the Customer name information in the Listings submitted to BA accurately states the Customer name information requested for the Listings by the Customers. Sprint shall take commercially reasonable action to attempt to assure that any Sprint Customer to be listed has the right and is authorized to

(a) provide the product or service offered by the Customer, and (b) use any personal or corporate name, trade name, trade mark, service mark or other language contained in the Listing. In addition, Sprint agrees to indemnify, defend and hold harmless, BA, BA’s Affiliates, and the directors, officers, employees, Agents and contractors of BA and BA’s Affiliates, from and against any and all claims, losses, damages, suits, or other actions, or any liability whatsoever, suffered, made, instituted, or asserted by any person arising out of BA’s listing of the Listing information provided by Sprint hereunder.

48.11 THE LIABILITY, IF ANY, OF BA, BA’S AFFILIATES, AND THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND CONTRACTORS, OF BA AND BA’S AFFILIATES, TO SPRINT, SPRINT’S CUSTOMERS AND/OR ANY OTHER PERSON, FOR ANY CLAIM, LOSS OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A FAILURE TO INSTALL, RESTORE, PROVIDE OR TERMINATE A LISTING IN A WHITE PAGES DIRECTORY, YELLOW PAGES DIRECTORY, ELECTRONIC DIRECTORY, DIRECTORY ASSISTANCE DATABASE, OR OTHER PUBLICATION OR DATABASE, OR FROM ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, DEFECT, FAULT, FAILURE, OR DEFICIENCY, IN A LISTING, IN A WHITE PAGES DIRECTORY, YELLOW PAGES DIRECTORY, ELECTRONIC DIRECTORY, DIRECTORY ASSISTANCE DATABASE, OR OTHER PUBLICATION OR DATABASE, SHALL BE LIMITED AND/OR EXCLUDED AS SET FORTH IN SECTION 23 FOR BA OFFERED SERVICES.

48.12 Sprint agrees to take, with respect to Sprint’s Customers, all reasonable steps to assure that Sprint’s and BA’s liability to Sprint’s Customers in the event of an error in or omission of a Listing shall be subject to limitations of liability comparable to the limitations of BA’s liability under this Agreement.

49.	Information

49.1 Subscriber List Information

49.1.1 Under a separate license agreement, BA shall provide to Sprint access to all published BA Subscriber List Information to the same extent, and on the same terms and conditions (including prices), that BA provides BA Subscriber List Information to third parties who are similarly situated to Sprint. Such license agreement shall specify the terms and conditions under which, and the media on which, the Subscriber List Information is available.

49.1.2 Unless authorized by Sprint, BA shall not provide Sprint Customer Subscriber List Information to third parties. If Sprint does authorize BA to provide Sprint Customer Subscriber List Information to third parties, BA shall have the right to exclusively retain any compensation received from third parties for performing this activity and shall not be obligated to account to Sprint or compensate Sprint for provision of the Sprint Customer Subscriber List Information to third parties.

49.2 Directory Assistance Information

The Parties acknowledge that they have not reached agreement with regard to Sprint’s request that BA provide to Sprint BA directory assistance database information, and updates to such information, on other than a listing-by-listing basis through a query to BA’s directory assistance database (including, but not limited to, on magnetic tape, magnetic disk or similar media). This section will be revised as required by or as necessary to comply with Applicable Law.

50.	Ordering Processes

50.1 BA will provide to Sprint the capabilities for ordering and provisioning set forth in Attachment 4.

50.2.1 BA will provide to Sprint customer usage data in accordance with Attachment 7.

50.2.2 If Sprint wishes BA to record and provide to Sprint Customer usage information and other billing information that BA does not record when furnishing a Telecommunications Service to BA’s own end user retail Customers (e.g., usage on flat rated lines), BA will, to the extent BA’s switch suppliers offer a generic software capability that permits such recording on a line-by-line basis, negotiate with Sprint terms, conditions and prices pursuant to which BA will record and provide such information to Sprint.

51.	Testing

51.1 To the extent service readiness or operations readiness testing may not have been conducted or concluded pursuant to a separate testing agreement between the Parties, the Parties shall mutually develop and implement a plan and schedule to test the interconnection of their respective gateway interfaces and the operation of their operational support systems. The testing shall be conducted in accordance with this Agreement and Applicable Law.

51.2 During the term of this Agreement, the Parties will participate in such cooperative testing as is provided for in this Agreement, including, but not limited to, cooperative testing pursuant to Attachment 2, Section 15.1, and such other cooperative testing as they may mutually agree to conduct.

PART III

SPRINT OFFERED SERVICES AND RELATED MATTERS

52.	Sprint Offered Services

52.1 Upon request by BA, and pursuant to the provisions of this Agreement, Sprint will provide to BA Sprint Offered Services, including, but not limited to, any Sprint Resale Services that are available to Sprint Customers.

52.2 All Sprint Offered Services offered by Sprint to BA are subject to the terms and conditions (including prices) of this Agreement, even though the Sprint Offered Services may not be specifically listed or described in the Principal Document.

53.	Charges for Sprint Offered Services

BA shall be responsible for and shall pay all charges for any Sprint Offered Service provided to BA (including, but not limited to, any Sprint Offered Service provided to BA for resale to BA’s Customers), if the Sprint Offered Service is ordered, activated or used by BA, BA’s Customer or another person.

54.	Changes in Sprint Offered Services

54.1 Subject to the requirements of this Agreement, Sprint may, at any time, add, modify or discontinue, a Sprint Offered Service.

54.2 Sprint will give BA notice of:

          (a) Any material changes in the terms and conditions (including prices) under which Sprint offers a Sprint Offered Service;

          (b) The addition of a Sprint Offered Service;

          (c) The material modification of the operation of a Sprint Offered Service; and

          (d) The discontinuance of a Sprint Offered Service.

54.3 Except as otherwise required by this Agreement or Applicable Law:

          (a) The notice to be provided under Section 54.2(a) and (b) shall be given no later than three (3) business days after the earlier of: (i) the first date on which Sprint gives public notice of the change or addition to Sprint’s own end user retail Customers; or (ii) (A) if a publicly available Tariff filing with the Commission or the Federal Communications Commission is made by Sprint, the date on which such filing is made, or (B) if a publicly available Tariff filing with the Commission or the Federal Communications Commission is not made by Sprint, the date on which the change or the addition becomes effective; and

          (b) The notice to be provided under Section 54.2(c) and (d) shall be provided at least sixty (60) days prior to the time the material modification or the discontinuance becomes effective.

54.4 The notice to be provided under Section 54.2 may be provided in writing or electronically, including, but not limited to, by allowing BA to access a data base or Internet site containing the applicable information.

55.	Customer Contact

55.1.1 Except as otherwise provided in this Agreement, BA shall be the single and sole point of contact for all BA Customers with regard to services and products (including, but not limited to, resold Sprint Offered Services) provided, or to be provided, by BA to BA’s Customers.

55.1.2 Without in any way limiting Section 55.1.1, BA shall be the single and sole point of contact for BA’s Customers: (a) to request information about or provision of services (including, but not limited to, resold Sprint Offered Services) which they wish to purchase from BA; (b) to change, terminate, or request information about, assistance in using, or repair or maintenance of, services (including, but not limited to, resold Sprint Offered Services) which they have purchased from BA; (c) to make inquiries concerning BA’s bills, and charges for BA’s services (including, but not limited to, resold Sprint Offered Services); and, (d) if the BA Customers receive dial tone line service from BA, to report and request assistance with regard to annoyance calls.

55.1.3 BA shall establish telephone numbers at which BA’s Customers may communicate with BA and shall make reasonable efforts to advise BA’s Customers who may wish to communicate with BA of these telephone numbers.

55.2 Sprint shall provide to Sprint’s employees who are reasonably likely to communicate, either by telephone or face-to-face, with BA’s Customers during the service provisioning or maintenance processes, such training as shall be reasonably necessary for those employees to conform to the requirements of this Agreement with regard to their contacts with BA Customers.

56.	Sprint Resale Services

56.1 Availability and Use

56.1.1 Sprint shall provide Sprint Resale Services to BA where, and to the same extent, that Sprint provides Sprint Resale Services to Sprint’s own end user retail Customers.

56.1.2 Sprint Resale Services may be purchased by BA under this Agreement only for the purpose of resale by BA as a Telecommunications Carrier. Sprint Resale Services to be purchased by BA for other purposes (including, but not limited to, BA’s own use) must be purchased by BA pursuant to separate written agreements, including, but not limited to, applicable Sprint Tariffs. BA may purchase Sprint Resale Services under this Agreement for resale to BA’s Affiliates if BA resells such Sprint Resale Services to BA’s Affiliates as a Telecommunications Carrier pursuant to terms and conditions that comply with all applicable Commission rules, including non-discrimination rules.

56.1.3 To the extent required by Applicable Law, Sprint Resale Services shall include contract and other customer-specific offerings.

56.2 Restrictions on Resale

56.2.1 Except as otherwise provided in the Principal Document or authorized by the Commission or the FCC, Sprint Resale Services shall not be subject to any category-to-category restrictions.

56.2.2 BA shall not sell residential Sprint Resale Services to Customers who are ineligible to subscribe to such Sprint Resale Services from Sprint.

56.2.3 BA shall not sell Lifeline or any other means-tested Sprint Resale Service offerings to Customers who are not eligible to subscribe to such service offerings from Sprint.

56.2.4 BA shall not sell grandfathered Sprint Resale Services to Customers who are ineligible to subscribe to such Sprint Resale Services from Sprint.

56.2.5 The Parties agree to negotiate the applicability of any category-to-category restriction on the resale of Sprint Resale Services proposed by Sprint in the future.

56.3 Service Parity

56.3.1 Sprint shall provide Sprint Resale Services, such that, for all call types, a BA Customer served by resold Sprint Resale Services is not required to dial any greater number of digits than a similarly-situated Sprint Customer to make calls to the same destination.

56.3.2 Sprint shall provide Sprint Resale Services, such that: (a) a BA Customer served by the resold Sprint Resale Services can complete calls to the same locations as a similarly-situated Sprint Customer; (b) a BA Customer served by the resold Sprint Resale Services may subscribe to the same extended calling area(s), if any, available to a similarly-situated Sprint Customer; (c) 1+ intraLATA toll services and Primary Interexchange Carrier (“PIC”) 1+ and dial-around (e.g., Carrier Identification Code) services are available to a BA Customer served by the resold Sprint Resale Services on the same basis as they are offered to a similarly-situated Sprint Customer; and, (d) the post-dial delay (time elapsed between the last digit dialed and first network response), call completion rate, transmission quality, dial tone, ring, and capability for dial/pulse or touch-tone recognition, are provided at Parity.

56.3.3 The Parties agree that a Sprint Customer, or a BA Customer served by a resold Sprint Resale Service dial tone line, may retain its local telephone number when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, retains the same type and class of Telephone Exchange Service, and continues to be served by a Sprint Resale Service dial tone line.

56.3.4 The Parties agree that a Sprint Customer, or a BA Customer served by a resold Sprint Resale Service dial tone line, may retain its Telephone Exchange Service without unreasonable interruption of such service when changing its Telephone Exchange Service provider from one Party to the other Party, if the Customer remains at the same location, retains the same type and class of Telephone Exchange Service, and continues to be served by a Sprint Resale Service dial tone line.

56.3.5 To the extent technically feasible, a Sprint Resale Service provided by Sprint to BA shall be provided at Parity.

56.4 Billing For Sprint Resale Services

56.4.1 Sprint shall bill BA for Sprint Resale Services provided to BA in accordance with the terms and conditions of this Agreement, including, but not limited to, the terms and conditions in Attachment 6.

56.4.2 Sprint shall recognize BA as the customer of record for all Sprint Resale Services provided to BA and send all notices, bills and other pertinent information directly to BA.

57.	Support Functions

57.1 E911/911 Services

Where and to the extent Sprint provides E911/911 call routing to the appropriate Public Safety Answering Point (“PSAP”) to Sprint’s own end user retail Customers, Sprint shall provide to BA, for resold Sprint Resale Service dial tone lines, E911/911 call routing to the appropriate PSAP. Sprint shall provide BA Customer information for resold Sprint Resale Service dial tone lines to the PSAP as that information is provided to Sprint by BA where and to the same extent that Sprint provides Sprint Customer information to the PSAP. Sprint shall update and maintain, on the same schedule that Sprint uses for Sprint’s own end user retail Customers, the BA Customer information in Sprint’s E911 databases. To the extent technically feasible, the services provided by Sprint to BA under this Section 57.1 shall be provided at Parity.

57.2 Directory Assistance and Operator Service Traffic

Upon request by BA, Sprint will implement the capability of rerouting to BA’s platforms directory assistance traffic from BA Customers served by resold Sprint Resale Service dial tone lines (including 411 and 555-1212) and operator services traffic from BA Customers served by resold Sprint Resale Service dial tone lines (including O+ and 0- intraLATA calls). Implementation will be completed, as to a particular switch as to which rerouting is requested by BA, within ninety (90) days after the request by BA. Sprint will use its best efforts to accommodate BA’s requests as to the sequence of implementing this capability in particular switches on a nondiscriminatory basis.

57.3 Line Information Database

Sprint shall maintain Customer information (including restricted collect and third-number billing notation) for BA Customers who subscribe to resold Sprint Resale Service dial tone lines, in

Sprint’s Line Information Database (“LIDB”) where and to the same extent that Sprint maintains information in Sprint’s LIDB on Sprint’s own end-user retail Customers. Sprint shall update and maintain, on the same schedule that it uses for Sprint’s own end-user retail Customers, the BA Customer information in Sprint’s LIDB. To the extent technically feasible, the services provided by Sprint to BA under this Section 57.3 shall be provided at Parity.

57.4 Telephone Line Number Calling Card Numbers

If an end-user terminates Sprint Resale Service dial tone line service provided to the end-user by Sprint and, in place thereof, subscribes to BA for resold Sprint Resale Service dial tone line service, Sprint will remove from Sprint’s LIDB any Sprint-assigned telephone line calling card number (including area code) (“TLN”) and Personal Identification Number (“PIN”) associated with the terminated Sprint Resale Service dial tone line service. The Sprint-assigned TLN and PIN will be removed from Sprint’s LIDB within twenty-four (24) hours after Sprint terminates the Sprint Resale Service dial tone line service with which the numbers were associated. BA may issue a new telephone calling card to such Customer, utilizing the same TLN, and the same or a different PIN. Upon request by BA, Sprint will enter such TLN and PIN in Sprint’s LIDB for calling card validation purposes.

57.5 Intercept Services

BA may order any Intercept Telecommunications Services that Sprint provides at retail to Sprint subscribers who are not Telecommunications Carriers. Such services will be made available for use by BA’s Customers where and to the same extent as such services are made available to Sprint’s own end user retail Customers. To the extent technically feasible, the services provided by Sprint to BA under this Section 57.5 shall be provided at Parity.

In witness whereof, Bell Atlantic—New Jersey, Inc., and Sprint Communications Company L.P., each acting by its authorized representative, execute this Agreement:

Bell Atlantic—New Jersey, Inc., by,	Sprint Communications Company L.P., by,

Signature	Signature

Name	Name

Title	Title

Date	Date